EXECUTION VERSION

Standby Letter of Credit Agreement

(Committed/Secured)

STANDBY LETTER  OF  CREDIT  AGREEMENT  (the  “Agreement”),  dated  as  of  August 27, 2021, by  and  among  EVEREST  REINSURANCE  (BERMUDA),  LTD.,  a  company  incorporated and existing under the laws of Bermuda (the  “Account  Party”), and BAYERISCHE LANDESBANK, a  financial institution organized under the laws of the Federal Republic of Germany (“Bank”).

1.                 DEFINED  TERMS.

(a)   Definitions. For purposes of this Agreement, in addition to the terms defined elsewhere herein, the  following  terms  have  the  meanings  set  forth  below  (such  meanings  to  be  equally applicable to the singular and plural forms thereof):

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“A.M. Best” means A.M. Best Company, Inc.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Account Party from time to time concerning or relating to bribery or corruption, including, to the extent applicable, the United States Foreign Corrupt  Practices  Act  of  1977  and  the  rules  and  regulations  thereunder  and  the U.K. Bribery Act 2010 and the rules and regulations thereunder.

“Anti-Money  Laundering  Laws”  means  any  and  all  laws,  rules  and  regulations  applicable to the Account Party from time to time concerning or relating to terrorism financing or money laundering, including any applicable provision of the PATRIOT Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Application” has the meaning set forth in Section  2(a).

“Annual Statement” means, with respect to the Account Party for any fiscal year, the annual financial statements of the Account Party as required to be filed with the Insurance Regulatory Authority  of  its  jurisdiction  of  domicile  and  in  accordance  with  the  laws  of  such jurisdiction, together with all exhibits, schedules, certificates and actuarial opinions required to be filed or delivered therewith.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA

Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom,  Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Law” means the United States Bankruptcy Code (11 U.S.C. § 101 et seq.), as amended, modified, succeeded or replaced from time to time, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership,  insolvency,  reorganization  or  similar  debtor  relief  laws  of  the United States or any state thereof, Bermuda or any other foreign or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Base Rate” means, at any time, the highest of (a) 0.00%, (b) the prime rate per annum established by the JPMorgan Chase Bank, N.A. as the reference rate for short term commercial loans in Dollars, and (c) the NYFRB Rate plus 0.50%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the rate specified in clause (b) above or the NYFRB Rate.

“Business  Day”  means  (i)  any  day  other  than  a  Saturday,  Sunday  or  legal  holiday  on  which banks in Hamilton, Bermuda and New York City, New York, are open for the conduct of their commercial banking business and (ii) when used in connection with  a  Letter  of  Credit  denominated  in  a Foreign Currency, such  day  is  also  a  day on which banks are open for dealings in deposits in such Foreign Currency in the principal financial center for such Foreign Currency.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock (whether voting or nonvoting, and whether common or preferred) of such corporation, and (ii) with respect to any Person that is not a corporation, any  and  all  partnership,  membership,  limited  liability  company  or  other  equity interests of  such  Person;  and  in  each  case,  any  and  all  warrants,  rights  or  options  to  purchase any of the foregoing.

“Cash Equivalents” means (i) securities issued or unconditionally guaranteed by the United States  of  America  or  any  agency  or  instrumentality  thereof,  backed  by  the  full  faith and credit of the United States of America and maturing within 90 days from the date of acquisition, (ii) commercial paper issued by any Person organized under the laws of the United States  of  America,  maturing  within  90  days  from  the  date  of  acquisition  and,  at  the time of acquisition, having a rating of at least A 1 or the equivalent thereof by Standard & Poor’s or at least P 1 or the equivalent thereof by Moody’s, (iii) time deposits and certificates of deposit maturing within 90 days from the date of issuance and issued by a bank or trust company organized under the laws of the United States of America or any state thereof that has combined capital and surplus of at least $500,000,000 and that has (or is a subsidiary of a bank holding company that has) a long-term unsecured debt rating of at  least  A  or  the  equivalent  thereof  by  Standard  &  Poor’s  or  at  least  A2  or  the  equivalent thereof by Moody’s, (iv) repurchase obligations with a term not exceeding seven (7) days with respect  to  underlying  securities  of  the  types  described  in  clause  (i)  above  entered  into with any bank or trust company meeting the qualifications specified in clause (iii) above, and (v) money market funds at least 95% of the assets of which are continuously invested in securities of the type described in clauses (i) through (iv) above.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), other than Everest Re Group, Ltd. and any of its direct or indirect Subsidiaries, of Capital Stock representing 25% or more of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Account Party; or (b) the acquisition of direct or indirect Control of the Account Party by any Person or group, other than Everest Re Group, Ltd. and any of its direct or indirect Subsidiaries.

“Change in Law” means the occurrence after the date of this Agreement of: (a) the adoption or effectiveness of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change  in  any  law,  rule,  regulation  or  treaty  or  in  the  administration,  interpretation, implementation or  application  by  any  Governmental  Authority  of  any  law,  rule,  regulation or treaty, or (c) the making or issuance by any Governmental Authority of any request, rule, guideline or directive, whether or not having the force of law; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer  Protection  Act  and  all  requests,  rules,  guidelines  or  directives  thereunder  or issued in connection therewith and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee  on  Banking  Supervision  (or  any  successor  or  similar  authority)  or  the U.S. federal  or  foreign  regulatory  authorities  shall,  in  each  case,  be  deemed  to  be  a  “Change in Law,” regardless of the date enacted, adopted or issued.

“Closing Date” means August 27, 2021.

“Code” means the Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder.

“Collateral”  means  all  the  assets,  property  and  interests  in  property  that  shall  from  time  to time be pledged or be purported to be pledged as direct or indirect security for the Obligations pursuant to any one or more of the Security Documents.

“Collateral  Value”  for  any  Business  Day  shall  be  calculated  as  set  forth  on  Attachment  A to Exhibit  B.

“Collateral Value Certificate” means a certificate substantially in the form attached as Exhibit B.

“Commitment” means the obligation of Bank to Issue Letters of Credit for the account of the Account Party hereunder in an aggregate principal amount at any time outstanding not to exceed $200,000,000, as such amount may be reduced from time to time pursuant to the terms hereof.

“Commitment Fee” has the meaning specified in Section 2(i)  hereto.

“Commitment Termination Date” means the earliest to occur of (a) August 27, 2024, (b) the date of termination of the entire Commitment by the Account Party pursuant to  Section 2(h), and (c) the date of termination of the Commitment pursuant  to Section  11(a).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” means the control agreement among Custodian, Bank and the Account Party, as amended, supplemented or restated from time to time, pursuant to which a Lien on one or more Custodial Accounts and the contents thereof and all security entitlements related thereto securing the Obligations is perfected in favor of Bank.

“Covenant Compliance Worksheet” means a fully completed worksheet in the form of Annex A to Exhibit  A.

“Credit  Documents”  means,  collectively,  this  Agreement,  the  Letter  of  Credit  Documents, each Security Document, and each other agreement, document, or instrument executed and delivered by the Account Party to the Bank in connection with any Credit Document or any Letter of Credit.

“Custodial Account” means each custodial, brokerage or similar account of the Account Party maintained by the Custodian as a “securities account” within the meaning of Section 8-501(a) of the UCC for the Account Party as the “entitlement holder” within the meaning of Section 8-102(7) of the UCC pursuant to a custodial agreement, on which (and on the contents of which) a Lien has been granted as security for the Obligations.

“Custodian” means The Bank of New York Mellon (in its capacity as custodian of the Custodial Accounts).

“Default” means any of the events specified in Section 10  which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

“Disqualified Capital Stock” means, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or otherwise, (i) matures or is mandatorily redeemable or subject to any mandatory repurchase  requirement, pursuant to a sinking fund obligation or otherwise, (ii) is redeemable or subject to any mandatory repurchase requirement at the sole  option  of  the  holder  thereof, or (iii) is convertible into or exchangeable for (whether at  the  option  of  the issuer or the holder thereof) (A) debt securities or (B) any Capital Stock referred to in clause (i) or (ii) above, in each case under clause (i), (ii) or (iii) above at any time on or prior to the Final Maturity Date; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so redeemable at the option of the holder thereof, or is so convertible or exchangeable on or prior to such date shall be deemed to be Disqualified Capital Stock.

“Dollar Amount” means, at any time, (i) with respect to any amount denominated in Dollars, such amount, and (ii) with respect to any amount denominated in any Foreign Currency, the  equivalent  amount  thereof  in  Dollars  as  determined  by  Bank  at  such  time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Foreign Currency.

“Dollars” or “$” means dollars of the United States of America. “Draw Date” has the meaning specified in Section 2(b)(i).

“Due Date” has the meaning specified in Section  2(b)(i).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“ERISA”  means  the  Employee  Retirement  Income  Security  Act  of  1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Account Party, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) or (o) of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived with respect to any Plan; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Account Party or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Account Party or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Account Party or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Account Party or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the Account Party or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from, the Account Party, or any of its ERISA Affiliates of any notice, concerning the imposition upon the Account Party, or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Title IV of ERISA.

“EU Blocking Regulation” means, collectively, the Council Regulation (EC) No. 2271/96 of November 22, 1996, as amended by Commission Delegated Regulation (EU) 2018/1100 of

June 6, 2018, Section 7 of the German Foreign Trade Ordinance (Außenwirtschaftsverordnung - AWV), and any other applicable anti-boycott or similar laws, each as in effect from time to time.

“Event of Default” has the meaning specified in Section 10.

“Exchange Act” means the Securities Exchange Act of 1934.

“FATCA” means (a) Sections 1471 through 1474 of the Code, as of the date of this Agreement (or  any  amended  or  successor  version  that  is  substantively  comparable  and  not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Code, (b) any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction with the purpose (in either case) of facilitating the implementation of (a) above, or (c) any agreement pursuant to the implementation of paragraphs (a) or (b) above with the IRS, the United States government or any governmental or taxation authority in the United States.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as  shall be set forth on the NYFRB’s Website  from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate.

“Final  Expiry  Date”  means  the  date  when  the  Final  Maturity  Date  has  occurred,  all  Letters of Credit have expired or terminated without any pending drawing thereon, and all Obligations owing hereunder and in the other Credit Documents have been paid in full.

“Final  Maturity  Date”  means  the  first  anniversary  of  the  Commitment  Termination  Date.

“Financial Strength Rating” means, as to any Person, the rating that has been most recently announced by A.M. Best as the “financial strength rating” of such Person.

“Fiscal Year” means the fiscal year of the Account Party.

“Foreign Currency” means any currency other than Dollars approved by Bank, in its sole discretion, from time to time.

“Foreign Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Foreign Currency as determined  by  Bank  at  such  time  on  the  basis  of  the  Spot  Rate  (determined  in  respect of the most recent Revaluation Date) for the purchase of such Foreign Currency with Dollars.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level,  and  any  agency,  authority,  instrumentality,  regulatory  body,  court,  central  bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supra- national bodies such as the European Union or the European Central Bank).

“Hedge  Agreement”  means  any  interest  or  foreign  currency  rate  swap,  cap,  collar,  option, hedge, forward rate or other similar agreement or arrangement designed to protect against fluctuations in  interest  rates  or  currency  exchange  rates,  including  any  swap  agreement  (as defined in 11 U.S.C. § 101).

“Hedge Termination Value” means, in respect of any one or more Hedge Agreements, after taking  into  account  the  effect  of  any  legally  enforceable  netting  agreement  relating  to such Hedge  Agreements,  (a) for any  date  on  or  after  the  date  such  Hedge  Agreements  have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include Bank or any affiliate of Bank).

“Indebtedness” means, with respect to any Person (without duplication), (i) all indebtedness of  such  Person  for  borrowed  money  or  in  respect  of  loans  or  advances,  (ii)  all obligations of such Person evidenced by notes, bonds, debentures or similar  instruments, (iii) all reimbursement obligations of such Person with respect to surety bonds, letters of credit and bankers’ acceptances (in each case, whether or not drawn or matured and in the stated amount thereof), (iv) all obligations of such Person to pay the deferred purchase price of property or services, (v) all indebtedness created or arising under any conditional sale or  other  title  retention  agreement  with  respect  to  property  acquired  by  such  Person, (vi) all obligations of such Person as lessee under leases that are or are required to be, in accordance with  GAAP,  recorded  as  capital  or  finance  leases,  to  the  extent  such  obligations are required to be so recorded, (vii) all obligations and liabilities of such Person incurred in connection with any transaction or series of transactions providing for the financing of assets through one or more securitizations or in connection with, or pursuant to, any synthetic lease or similar off-balance sheet financing, (viii) all Disqualified Capital Stock issued by such Person, with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any (for purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock  that  does  not  have  a  fixed  repurchase  price  shall  be  calculated  in  accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased  on  any  date  on  which  Indebtedness  shall  be  required  to  be  determined pursuant to  this  Agreement,  and  if  such  price  is  based  upon,  or  measured  by,  the  fair  market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and  in  good  faith  by  the  board  of  directors  or  other  governing  body  of  the  issuer of such Disqualified Capital Stock), (ix) the Hedge Termination Value of such Person under any Hedge Agreements, calculated as of any date as if such agreement or arrangement were terminated as  of  such  date,  (x)  all  contingent  obligations  of  such  Person in respect of Indebtedness of other Persons and (xi) all indebtedness referred to in clauses (i) through (x) above secured by any Lien on any property or asset owned or held by such Person regardless  of  whether  the  indebtedness  secured  thereby  shall  have  been  assumed  by such Person or is nonrecourse to the credit of such Person.

“Instructions” has the meaning set forth in Section  2(a).

“Insurance Regulatory Authority” means, with respect to the Account Party, the insurance department or similar Governmental Authority charged with regulating insurance companies or insurance holding companies, in its jurisdiction of domicile and, to the extent that it has regulatory authority over the Account Party, in each other jurisdiction in which the Account Party conducts business or is licensed to conduct business.

“Investment Company Act” means the Investment Company Act of 1940 (15 U.S.C. § 80(a)(1), et  seq.).

“IRS” means the United States Internal Revenue Service.

“issue” means, with respect to any Letter of Credit, to issue, to amend or to extend the expiry of, or to renew or increase the stated amount of, such Letter of Credit. The terms “issued”, “issuing” and “issuance” have corresponding meanings.

“Letters of Credit” means the collective reference to standby letters of credit issued pursuant to Section  2.

“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any Applications, agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for the  rights  and  obligations  of  the  parties  concerned  or  at  risk  with  respect  to  such  Letter of Credit.

“Letter of Credit Fee” has the meaning specified in Section 2(i)(iii)  hereto.

“Lien” means any mortgage, pledge, hypothecation, assignment, security interest, lien (statutory or otherwise), preference, priority, charge or other encumbrance of any nature, whether voluntary or involuntary, including the interest of any vendor or lessor under any conditional sale agreement, title retention agreement, capital lease or any other lease or arrangement having substantially the same effect as any of the foregoing.

“Material Adverse Effect” means a material adverse effect upon (i) the financial condition, operations, business, properties or assets of the Account Party, (ii)  the  ability  of  the  Account  Party to perform  its  payment  or  other  material  obligations  under  this  Agreement  or  any  of  the  other  Credit Documents, or (iii) the legality, validity, or enforceability of this Agreement or any of the other Credit Documents or the rights and remedies of Bank hereunder and thereunder.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Multiple Employer Plan” means an employee pension benefit plan with respect to which the Account Party or any of its ERISA Affiliates is a contributing sponsor, and that has two (2) or more contributing sponsors at least two (2) of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Non-Extension Notice Date” has the meaning given to such term in Section 2(g).

“Notice of Non-Extension” has the meaning given to such term in Section  2(g).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided  that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by Bank from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined are less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

 “NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means all obligations and liabilities (including (a) any interest and fees accruing after the filing of a petition or commencement of a case by or with respect to the Account Party seeking relief under any applicable Bankruptcy Laws, whether or not the claim for  such  interest  or  fees  is  allowed or allowable in  such  proceeding, (b) the obligation to provide cash collateral hereunder, and (c) reimbursement and  other  payment  obligations  and  liabilities)  of  the  Account  Party  to  Bank arising under, or in connection with, the applicable Credit Document (including Section 5  below) any Application or any Letter of Credit, in each case whether matured or unmatured, absolute or contingent, now existing or hereafter incurred.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Officer’s  Compliance  Certificate”  means  a  certificate  of  the  chief  executive  officer,  the chief financial officer, vice president—finance, principal accounting officer, treasurer or assistant treasurer of the Account Party substantially in the form attached as Exhibit A, together with a Covenant Compliance Worksheet.

“Other Taxes” has the meaning specified in Section  2(c).

“Outstanding  Letters  of  Credit”  means,  as  of  any  date,  the  sum  of  (a)  the  Stated  Amount of all outstanding Letters of Credit at such time and, without duplication, (b) all reimbursement obligations in respect of Letters of Credit at such time.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar borrowings denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Payment Date” has the meaning specified in Section  2(b)(i).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Plan” means any employee pension benefit plan (including a Multiple Employer Plan, but other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Account Party or any ERISA Affiliate thereof is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge Agreement” means the Pledge and Security Agreement, dated as of the date hereof, made  by  the  Account  Party  in  favor  of  Bank,  as  amended,  supplemented  or  restated from time to time.

“Quarterly Statement” means, with respect to the Account Party for any fiscal quarter, the quarterly  financial  statements  of  the  Account  Party  as  required  to  be  filed  with  the Insurance Regulatory Authority of its jurisdiction of domicile, together with all exhibits, schedules, certificates and actuarial opinions required to be filed or delivered therewith.

“Requirement of Law” means, with respect to any Person, the charter, articles, constitution or certificate of organization or incorporation and by-laws or other organizational or governing documents of such Person, and any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or otherwise pertaining to any or all of the transactions contemplated by this Agreement and the other Credit Documents.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, as to any Person, the chief executive officer, president, chief financial  officer,  controller,  treasurer  or  assistant  treasurer  of  such  Person  or  any  other officer of such Person designated in writing by the Account Party and reasonably acceptable to  Bank;  provided  that,  to  the  extent  requested  thereby,  Bank  shall  have  received a certificate of such Person certifying as to the incumbency and genuineness of the signature of each such officer. Any document delivered hereunder or under any other Credit Document that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.

“Revaluation Date” means with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in a Foreign Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing or decreasing the Stated Amount thereof, (iii) each date of any payment by Bank under any Letter  of  Credit  denominated  in  a  Foreign  Currency  and  (iv)  each  such  additional  date as Bank shall determine or require.

“Sanctions” means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions,  trade  embargoes  and  anti-terrorism  laws,  including  but  not  limited  to those imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority.

“Sanctioned  Country”  means  at  any  time,  a  country,  territory  or  region  which  is  itself  the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including OFAC’s Specially Designated  Nationals  and  Blocked  Persons  List  and  OFAC’s  Consolidated  Non- SDN List), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority, (b) any Person located,  operating,  organized  or  resident  in  a  Sanctioned  Country  or  (c)  any  Person owned or controlled by any such Person or Persons described in clauses (a) and (b), including a  Person  that  is  deemed  by  OFAC  to  be  a  Sanctions  target  based  on  the  ownership of such legal entity by Sanctioned Peron(s).

“Security  Documents”  means,  collectively,  (a)  the  Pledge  Agreement  and  (b)  the  Control Agreement, and  (c)  each  other  document,  agreement,  certificate  and/or  financing  statement, executed, delivered, made or filed pursuant to the terms of the documents specified in foregoing clauses (a) and (b).

“Solvent” means, as to any Person as of any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts, including contingent debts, as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities, including contingent debts and liabilities, beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute an unreasonably small capital.  The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Spot Rate” means, with respect to any Foreign Currency, the rate quoted by Bank as the spot rate for the purchase by Bank of such Foreign Currency with Dollars through its principal foreign  exchange  trading  office  at  approximately  11:00  a.m.,  London  time,  on the date  two  Business  Days  prior  to  the  date  as  of  which  the  foreign  exchange  computation is made; provided that Bank may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Foreign Currency.

“Standard Letter of Credit Practice” means, for Bank, any U.S. federal or state or foreign law or letter of credit practices applicable in the city in which Bank issued the applicable Letter  of  Credit  or  for  its  branch  or  correspondent  banks,  such  laws  and  practices applicable in  the  city  in  which  it  has  advised,  confirmed  or  negotiated  such  Letter  of  Credit, as the  case  may  be.  Such  practices  shall  be  (i)  of  banks  that  regularly  issue  letters  of  credit in the particular city, and (ii) required or permitted under the ISP (as defined below) or UCP (as defined below), as chosen in the applicable Letter of Credit. “ISP” means, International Standby Practices 1998 (International Chamber of Commerce Publication No. 590) and any subsequent revision thereof adopted by the International Chamber of Commerce on the date such Letter of Credit is issued. “UCP” means, Uniform Customs and Practice  for  Documentary  Credits  2007  Revision,  International  Chamber  of  Commerce Publication No. 600 and any subsequent revision thereof adopted by the International Chamber of Commerce on the date such Letter of Credit is issued.

“Stated Amount” means, with respect to any Letter of Credit at any time, the aggregate Dollar Amount available to be drawn thereunder at such time (regardless of whether any conditions for drawing could then be met).

“Subsidiary” means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors (or equivalent governing body) or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by (directly or indirectly) such Person (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency).

“Taxes” has the meaning specified in Section 2(c).

“Threshold Amount” means $200,000,000.

“UCC”  means  the  Uniform  Commercial  Code  as  in  effect  on the date hereof in  the  State  of New York.

“UK Financial Institution”  means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Upfront Fee” has the meaning specified in Section 2(i)  hereto. “U.S.” means United States of America.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom,  any powers of the applicable Resolution Authority  under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution  or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

(b)               Exchange Rates; Currency Equivalents.

(i)                The Bank shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Amounts of Letters of Credit denominated in Foreign Currencies. Such Spot Rates shall become  effective  as  of  such  Revaluation  Date  and  shall  be  the  Spot  Rates  employed  in  converting  any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial  statements  required  to  be  delivered  hereunder  or  calculating  financial  covenants  hereunder  and except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Credit Documents shall be such Dollar Amount as so determined by Bank.

(ii)              Wherever in this Agreement in connection with the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars,  but  such  Letter  of  Credit  is  denominated  in  a  Foreign  Currency,  such  amount  shall  be  the  relevant Foreign Currency  Equivalent  of  such  Dollar  amount  (rounded  to  the  nearest  unit  of  such  Foreign  Currency, with 0.5 of a unit being rounded upward), as determined by Bank.

2.                 LETTER OF CREDIT FACILITY.

(a)               General. At the request of the Account Party, Bank agrees, on and subject to the terms and conditions of this Agreement, to issue standby Letters of Credit for the account of the Account Party in Dollars (or, in Bank’s sole discretion, a Foreign Currency) from time to time during the period from the Closing Date to but not including the Commitment Termination Date. Bank may, in its sole discretion, arrange for one or more Letters of Credit to be issued by its New York branch, which branch is on the List of Qualified U.S. Financial Institutions maintained by the Securities Valuation Office of the National Association of Insurance Commissioners, or by any other branch or affiliate of Bank that is on the List of Qualified U.S. Financial Institutions maintained by the Securities

Valuation Office of the National Association of Insurance Commissioners, in which case the term “Bank” shall include any such branch or affiliate with respect to Letters of Credit issued by such branch or affiliate.  Letters of Credit may only be issued on Business Days. The request to issue a Letter of Credit (an “Application”) shall be in such form as Bank shall from time to time require or agree to accept (including any type of electronic form or means of communication acceptable to Bank) and, upon the receipt of any Application, Bank shall process such Application in accordance with its customary procedures and shall, subject to Section 4, promptly issue the Letter of Credit requested thereby (but in no event shall Bank be required to issue any Letter of  Credit  earlier  than  three  Business  Days  after  its  receipt  of  the  Application  therefor) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be  agreed  by  Bank  and  the  Account  Party.  Inquiries,  communications  and  instructions (whether written, facsimile or in other electronic form approved by Bank) regarding a Letter of Credit, an Application and this Agreement are each referred to herein as “Instructions”.  Bank’s  records  of  the  content  of  any  Instruction  will  be  conclusive,  absent manifest error.

(b)               General Payment Obligations. For each Letter of Credit, the Account Party shall, as to clause (i)  below,  reimburse  Bank,  and  as  to  all  other  clauses  below,  pay  Bank,  in  each  case in Dollars (unless Bank agrees otherwise with Account Party):

(i)                with respect to a drawing under any Letter of Credit, the amount of each drawing paid by Bank thereunder (such date of payment hereinafter referred to as the “Draw Date”) no later than the first succeeding Business Day after the Account Party’s receipt of notice of such payment by Bank (the “Due Date”), with interest as provided below on the amount so paid by Bank (to the extent not reimbursed prior to 2:00 p.m. Eastern Time on the Draw Date) for the period from the Draw Date to the date the reimbursement obligation created thereby is satisfied in full (the “Payment Date”). If the Payment Date is on or prior to the Due Date, such interest shall  be  payable  at  the  Base Rate as  in  effect  from  time  to  time  during  the period from the Draw Date to the Payment Date. If the Payment Date is after the Due Date, such interest shall be payable (x) as provided in the preceding sentence during the period from and including the Draw Date to and not including the Due Date, and (y) at the Base Rate as in effect from time to time plus 2% from and including the Due Date to and not including the Payment Date;

(ii)              the  fees  payable  by  the  Account  Party  at  such  times  and  in  such  amounts  as  are  set forth in Section  2(i).

(iii)            except as otherwise provided in clause (i) above and clause (iv) below, interest on each amount  payable  by  the  Account  Party  under  the  applicable  Credit  Documents for each  day  from  and  including  the  date  such  payment  is  due to and  not  including the date of payment, on demand, at a rate per annum equal to the Base Rate as in effect from time to time plus 2%;

(iv)             within ten (10) days of demand, Bank’s reasonable and documented out-of-pocket costs and expenses (including the reasonable and documented legal fees, charges and disbursements of outside counsel to Bank incurred in connection with the protection or enforcement of Bank’s rights against the Account Party under this

Agreement and the other applicable Credit Documents and any correspondent bank’s documented  charges  related  thereto),  with  interest  from  the  date  of  demand by Bank to and not including the date of payment by the Account Party, at a rate per annum equal to the Base Rate as in effect from time to time plus 2%;

(v)               if as a result of any Change in Law, Bank determines that the cost to Bank of issuing or maintaining any Letter of Credit is increased (excluding, for purposes of this clause (a)(v), any such increased costs resulting from (A) income taxes, franchise taxes  and  similar  taxes  imposed  on  Bank  by  any  taxing  authority,  any U.S. federal withholding taxes imposed under FATCA and Other Taxes (in each case as  to  which  Section  2(c)  shall  govern)  and  (B)  changes  in  the  basis  of  taxation of overall net income or overall gross income by the U.S. or by the foreign jurisdiction or state under the laws of which Bank is organized or has its lending office or any political subdivision thereof), then the Account Party will pay to Bank, from time to time, within ten (10) days after demand by Bank, which demand shall  include  a  statement  of  the  basis  for  such  demand  and  a  calculation  in reasonable detail of the amount demanded, additional amounts sufficient to compensate Bank for such increased cost. A certificate as to the amount of such increased cost, submitted to the Account Party by Bank, shall be conclusive and binding for all purposes, absent manifest error; and

(vi)             if Bank determines that any Change in Law affecting Bank or any lending office of Bank or Bank’s holding company regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on Bank’s capital or on the capital of Bank’s holding company as a consequence of this Agreement or the Letters of Credit issued by Bank to a level below that which Bank or Bank’s holding company could have achieved but for such Change in Law (taking into consideration Bank’s or its holding company’s policies with respect to capital adequacy), then from time to time the Account Party will pay to Bank within  ten (10) days after demand by Bank, which demand shall include a statement of the basis for such demand and a calculation in reasonable detail of the amount demanded, such  additional  amount  or  amounts  as  will  compensate  Bank  or  Bank’s holding company  for  any  such  reduction  suffered.  A  certificate  as  to  such  amounts submitted to the Account Party by Bank shall be conclusive and binding for all purposes, absent manifest error.

Bank shall use reasonable efforts to designate a different lending office if such designation will avoid (or reduce the cost to the Account Party of) any event described in the preceding sentence and such designation will not, in Bank’s good faith judgment, subject Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous to Bank.

Notwithstanding the provisions of clause (v) or (vi) above or Section 2(c)  below (and without limiting the immediately preceding paragraph), Bank shall not be entitled to compensation from the Account Party for any amount arising prior to the date which is 180 days before the date on which Bank notifies the Account Party of such event or circumstance (except that if such event or circumstance is retroactive, then such 180-day period shall be extended to include the period of retroactive effect thereof).

Any payments  received  by  Bank  pursuant  to  the  Credit  Documents  after  1:00  p.m. Eastern shall be deemed to have been made on the next succeeding Business Day for all purposes under the Credit Documents.

(c)               Immediately Available Funds; No Withholding. All reimbursements and payments by or on behalf of the Account Party shall be made in immediately available funds, free and clear of and without deduction for any present or future Taxes, set-off or other liabilities, to such location as Bank may reasonably designate from time to time. The Account Party shall pay all withholding taxes and Other Taxes imposed by any taxing authority on reimbursement or  payment  under  any  Letter  of  Credit  and  any  Credit  Document,  and  shall indemnify Bank against all liabilities, costs, claims and expenses resulting from Bank having to  pay  or  from  any  omission  to  pay  or  delay  in  paying  any such taxes,  except  to  the extent that such taxes are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of Bank. Any such indemnification payment shall be made within ten (10) days from the date Bank makes written demand therefor. “Taxes” means all taxes, fees, duties, levies, imposts, deductions, charges or withholdings of any kind (other than income taxes, franchise taxes and similar taxes imposed on Bank by any taxing authority and any U.S. federal withholding taxes imposed under FATCA). “Other Taxes” means all present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement or any other Credit Document.

(d)               Automatic Debit and Set-Off. Upon the occurrence and during the continuance of any Event of Default with respect to the Account Party, Bank (which term shall include Bank’s branches and affiliates for purposes of this paragraph) may (but shall not be required to), without demand for reimbursement or payment or notice to the Account Party, and in addition to any other right of set-off that Bank may have, debit any account or accounts, irrespective of the currency of such account or accounts, maintained by  the  Account  Party  with  any  office  of  Bank  (now  or  in  the  future)  and  set-off and apply (i) any balance or deposits (general, special, time, demand, provisional, final, matured or absolute) in the account(s) and (ii) any sums due or payable from Bank, to the payment of any and all Obligations owed by the Account Party to Bank, irrespective of whether Bank shall have made any demand under this Agreement and although such Obligations may be contingent or unmatured.  Bank agrees promptly to notify the Account Party after  any  such  set-off  and  application;  provided,  however,  that  the  failure  to  give  such notice shall not affect the validity of such set-off and application.

(e)               Obligations Absolute. The Account Party’s reimbursement and payment obligations under this Section 2  are absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, including:

(i)                any lack of validity, enforceability or legal effect of any Letter of Credit or any Credit Document or any term or provision therein;

(ii)              payment  against  presentation  of  any  draft,  demand  or  claim  for  payment  under  any Letter of Credit or other document presented for purposes of drawing under any Letter of Credit (individually, a “Drawing Document” and collectively, the “Drawing

Documents”) that does not comply in whole or in part with the terms of the applicable Letter of Credit or which proves to be fraudulent, forged or invalid in any respect or any statement therein proving to be untrue or inaccurate in any respect, or which is signed, issued or presented by a Person or a transferee of such  Person  purporting  to  be  a  successor  or  transferee  of  the  beneficiary  of  such Letter of Credit;

(iii)            Bank or any of its branches or affiliates being the beneficiary of any Letter of Credit;

(iv)             Bank  or  any  correspondent  bank  honoring  a  drawing  against  a  Drawing  Document up to the amount available under any Letter of Credit even if such Drawing Document claims an amount in excess of the amount available under such Letter of Credit;

(v)               the  existence  of  any  claim,  set-off,  defense  or  other  right  that  Account  Party  or  any other Person may have at any time against any beneficiary or any assignee of proceeds, Bank or any other Person;

(vi)             if any other Person shall at any time have guaranteed or otherwise agreed to be liable for any of the Obligations or granted any security therefor, any change in the time, manner or place of payment of or any other term of the obligations of such other Person, or any exchange, change, waiver, release of, or failure or lapse of perfection of any grant of any collateral for, or any other Person’s guarantee of or other liability for, any of the Obligations;

(vii)           any  other  event,  circumstance  or  conduct  whatsoever,  whether  or  not  similar  to  any of the  foregoing  that  might,  but  for  this  Section  2(e),  constitute  a  legal  or  equitable defense to or discharge of, or provide a right of set-off against, the Obligations, whether against Bank, the beneficiary or any other Person;

provided,  however,  that  subject  to  Section  5(b)  below,  the  foregoing  shall  not  release  Bank from such liability to the Account Party as may be determined by a court of competent jurisdiction by  a  final  and  nonappealable  judgment  against  Bank  following  reimbursement and/or payment of the Obligations.

(f)                Computation of Interest and Fees; Maximum Rate. All computations of interest and fees to  be  made  hereunder  and  under  any  other  Credit  Document  shall  be  made  on  the  basis of a year consisting of (i) in the case of interest determined with reference to the Base Rate, 365/366  days,  as  the  case  may  be,  or  (ii)  in  all  other  instances,  360  days;  and  in  each case under (i) and (ii), for the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which such interest or fee is payable. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest under this  Agreement  charged  or  collected  pursuant  to  the  terms  of  this  Agreement  exceed the highest rate permissible under any applicable law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that    Bank has charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate  permitted  by  applicable  law  and  Bank  shall  at  its  option  (i)  promptly  refund to the Account Party any interest received by Bank in excess of the maximum lawful rate or (ii) apply such excess to any outstanding Obligations. It is the intent hereof that the Account

Party not pay or contract to pay, and that Bank not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Account Party under applicable law.

(g)               Expiry Date of Letters of Credit. Each Letter of Credit shall expire at or prior to the earlier of  (i)  the  close  of  business  on  the  date  one  year  after  the  date  of  the  issuance  of  such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension), or (ii) the Final Maturity Date; provided, however, if the Account Party so  requests  in  any  applicable  Application,  Bank  agrees  to  issue  a  Letter  of  Credit  that provides for the automatic extension for successive periods of one year or less until Bank shall have  delivered  prior  written  notice  of  non-extension  to  the  beneficiary  of  such  Letter  of Credit (a “Notice of Non-Extension”) no later than 60 days prior to the stated maturity date specified  in  such  Letter  of  Credit  (such  time,  the  “Non-Extension  Notice  Date”).  The Account Party  acknowledges  that  Bank  shall  not  be  required  to  extend  any  Letter  of  Credit if Bank has determined that it would have no obligation at such time to issue such Letter of Credit (as extended) under the terms hereof.

(h)               Permanent Reduction of Commitment. The Account Party shall have the right at any time and from time to time, upon at least three Business Days’ prior irrevocable written notice to Bank, to permanently reduce, without premium or penalty, (i) the entire Commitment at any time or (ii) portions of the Commitment, from time to time, in an aggregate principal amount not less than $3,000,000 or any whole multiple of $1,000,000 in excess  thereof.  All  Commitment  Fees  accrued  until  the  effective  date  of  any  termination of the Commitment shall be paid on the effective date of such termination.

(i)                Fees. The Account Party agrees to pay the following amounts:

(i)                a non-refundable upfront fee (the “Upfront Fee”), in an aggregate amount equal to 0.04% (four basis points) of the Commitment as in effect on the Closing Date. The entire amount of the Upfront Fee will be fully earned on the Closing Date and payable in full in cash within 15 Business Days after the Closing Date;

(ii)              a non-refundable commitment fee (a “Commitment Fee”), for each calendar quarter (or  portion  thereof)  at  a  per  annum  rate  equal  to  0.10%  (ten basis points) of  the  actual  daily  aggregate unused portion  of  the  Commitment,  payable  in  arrears  (A)  on  the  last  Business  Day  of  each calendar quarter, beginning with the first such day to occur after the Closing Date through the Commitment Termination Date and (B) on the Commitment Termination Date; and

(iii)            a  non-refundable  letter  of  credit  fee  (the  “Letter  of  Credit  Fee”)  for  each  calendar quarter (or portion thereof) in respect of all Letters of Credit issued for the account of the Account Party  and  outstanding  during  such  quarter,  at  a  per  annum  rate  equal  to  0.39% (thirty-nine basis points) of the actual daily aggregate Stated Amount of such Letters of Credit. The Letter of Credit Fee shall be due and payable quarterly in arrears (A) on the last Business Day of each calendar quarter, commencing with the first such date to occur after the Closing Date through the  Final  Maturity  Date,  (B)  on  the  Final  Maturity  Date  and  (C)  on  the  Final  Expiry Date.

3.                  ACCOUNT  PARTY’S  RESPONSIBILITY.  The  Account  Party  is  responsible  for  approving  the final text of any Letter of Credit issued by Bank for its account, irrespective of any assistance Bank may provide such as drafting or recommending text or by Bank’s use or refusal to use text submitted by the Account Party. The Account Party is solely responsible for the suitability of the Letter of Credit for the Account Party’s purposes. The Account Party will examine the copy of each Letter of Credit issued for its account and  any  other  documents  sent  by  Bank  in  connection  with  such  Letter  of  Credit  and  shall  promptly notify Bank in writing of any non-compliance with the Account Party’s Instructions and of any discrepancy in any document under any presentment or other irregularity. The Account Party understands that the final form of any  Letter  of  Credit  may  be  subject  to  such  revisions  and  changes  as  are  deemed  necessary  or  appropriate by Bank in accordance with standard industry practice and the Account Party hereby consents to such revisions and changes.

4.                 CONDITIONS OF CLOSING AND ISSUANCE.

(a)               Conditions Precedent to Closing. The obligation of Bank to close this Agreement and to issue any Letters of Credit on the Closing Date is subject to the satisfaction of each of the following conditions:

(i)                Executed Credit Documents. This Agreement, together with any other applicable Credit Documents, shall have been duly authorized, executed and delivered to Bank by the parties thereto, shall be in full force and effect and no Default or Event of Default shall exist hereunder or thereunder.

(ii)              Closing  Certificates;  Etc.  Bank  shall  have  received  each  of  the  following  in  form and substance reasonably satisfactory to Bank:

(A)             Officer’s Certificate. A certificate from a Responsible Officer of the Account Party  to  the  effect  that  (I)  all  representations  and  warranties  of  the  Account  Party contained in  this  Agreement  and  the  other  Credit  Documents  are  true,  correct  and  complete in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case such representation and warranty shall be true, correct and complete in all respects); and (II) as of the Closing Date, no Default or Event of Default has occurred and is continuing.

(B)              Certificate of Secretary of the Account Party. A certificate of a Responsible Officer  of  the  Account  Party certifying as  to  the  incumbency  and  genuineness of the  signature  of  each  officer  of  the  Account  Party  executing  Credit  Documents  to  which it is  a  party  and  certifying  that  attached  thereto  is  a  true,  correct  and  complete  copy  of (I) the memorandum of association (or equivalent), as applicable, of the Account Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, organization or formation (or equivalent), as applicable, (II)  the  by-laws  or  other  governing  document  of  the  Account  Party  as  in  effect on the Closing Date, (III) resolutions duly adopted by the board of directors (or other governing body) of the Account Party authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party, and (D) each certificate required to be delivered pursuant to Section  4(a)(ii)(C).

(C)              Certificates of Good Standing. Certificates as of a recent date of the good standing of the Account Party under the laws of its jurisdiction of incorporation, organization or formation (or equivalent), as applicable, and, to the extent requested by Bank, each other jurisdiction where the Account Party is qualified to do business.

(D)             Opinions of Counsel. Opinions of counsel to the Account Party addressed to  Bank  with  respect  to  the  Account  Party, the Credit  Documents  and  such  other matters as Bank shall request (which such opinions shall expressly permit reliance by permitted successors and assigns of Bank).  The Account Party requests that such counsel deliver such opinions.

(iii)            Lien Search. Bank shall have received the results of a Lien search, in form and substance reasonably satisfactory to Bank, indicating among other things that the Collateral is free and clear of any Lien.

(iv)             Consents;  Defaults.

(A)             Governmental and Third Party Approvals. The Account Party shall have received all material governmental, shareholder and third party consents and approvals necessary (or any other material consents as determined in the reasonable discretion of Bank) in connection with the transactions contemplated by this Agreement and the other Credit Documents and all applicable waiting periods shall have expired without any  action  being  taken  by  any  Person  that  would  reasonably  be  expected  to  restrain, prevent or impose any material adverse conditions on the Account Party or such other transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the reasonable judgment of Bank would reasonably be expected to have such effect.

(B)              No Injunction, Etc. No action, proceeding or investigation shall have been instituted, threatened in writing or proposed in writing before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Credit Documents or the consummation of  the  transactions  contemplated  hereby  or  thereby,  or  which,  in  Bank’s  sole discretion, would  make  it  inadvisable  to  consummate  the  transactions  contemplated  by  this Agreement or the other Credit Documents or the consummation of the transactions contemplated hereby or thereby.

(v)            [Reserved]

(vi)             Miscellaneous.

(A)             PATRIOT Act, etc. The Account Party shall have provided to Bank the documentation and other information requested by Bank in order to comply with requirements of any Anti-Money Laundering Laws, including the PATRIOT Act and any applicable “know your customer” rules and regulations.

(B)              Other Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in  form  and  substance  to  Bank.  Bank  shall  have  received  copies  of  all  other documents, certificates and instruments reasonably requested thereby, with respect to the transactions contemplated by this Agreement.

(b)               Conditions Precedent to Issuance of Letters of Credit. The obligation of Bank to issue Letters of Credit (including any Letters of Credit issued on the Closing Date) is subject to the satisfaction of each of the following conditions:

(i)             Continuation of Representations and Warranties. The representations and warranties contained in this Agreement and the other Credit Documents shall be true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, on and as of such  issuance  with  the  same  effect  as  if  made  on  and  as  of  such  date  (except  for  any such representation  and  warranty  that  by  its  terms  is  made  only  as  of  an  earlier  date, which representation and warranty shall remain true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and  warranty  shall  be  true  and  correct  in  all  respects  as  of  such  earlier date).

(ii)              No Existing Default. No Default or Event of Default shall have occurred and be continuing on  the  issuance  date  with  respect  to  such  Letter  of  Credit  or  after  giving effect to the issuance of such Letter of Credit on such date.

(iii)            Notice and Collateral Value Certificate. Bank shall have received an Application from  the  Account  Party  and  a  Collateral  Value  Certificate  pursuant  to Section  7(d)(iii).

(iv)             Miscellaneous. In addition to the foregoing, Bank shall be under no obligation to issue any Letter of Credit if:

(A)             any  order,  judgment  or  decree  of  any  Governmental  Authority  or  arbitrator having jurisdiction over Bank shall by its terms enjoin or restrain the issuance of such Letter of Credit or any law applicable to Bank, or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over it shall prohibit, or request that it refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon it with respect to such Letter of Credit any restriction or reserve or capital or liquidity requirement (for which Bank is not otherwise compensated) not  in  effect  on  the  Closing  Date,  or  any  unreimbursed  loss,  cost  or  expense which was not applicable or in effect as of the Closing Date and which Bank in good faith deems material to it;

(B)              Bank  shall  have  delivered  a  Notice  of  Non-Extension  with  respect  to  such Letter of Credit;

(C)              the expiry date of such Letter of Credit would occur more than twelve months after the date of issuance or last extension unless Bank has approved such expiry date in writing;

(D)             the expiry date of such Letter of Credit occurs after the Final Maturity Date, unless Bank has approved such expiry date in writing;

(E)              such  Letter  of  Credit  is  not  substantially  in  form  and  substance  reasonably acceptable to Bank;

(F)               immediately  after  giving  effect  thereto,  the  amount  of  Outstanding  Letters of Credit would exceed the Commitment or the Collateral Value of the Collateral at such time; or

(G)             any proposed beneficiary of such Letter of Credit is the subject of a receivership or similar proceeding, including any conservation, rehabilitation, or liquidation proceeding, or is otherwise insolvent.

5.                 INDEMNIFICATION; LIMITATION OF LIABILITY.

(a)               Indemnification. The Account Party agrees to indemnify and hold harmless Bank (including its  branches  and  affiliates),  its  correspondent  banks  and  each  of  their  respective directors, officers, employees, attorneys and agents (each, including Bank, an “Indemnified Person”) from and against any and all claims, suits, judgments, liabilities, losses, fines,  damages,  penalties,  interest,  costs  and  expenses  (including  expert  witness  fees and reasonable out-of-pocket legal fees, charges and disbursements of any counsel (including outside counsel fees and expenses), and all expenses of arbitration or litigation and in  preparation  thereof),  in  each  case,  which  are  documented  and  may  be  incurred  by  or awarded against any Indemnified Person (collectively, the “Costs”), and which arise out of or in connection with or by reason of this Agreement, the other Credit Documents, the actual or proposed use of the proceeds of the Letters of Credit or any of the transactions contemplated thereby, including any Costs which arise out of or in connection with, or as a result of:

(i)                any Letter of Credit or amendment thereto, or any pre-advice of the issuance of a Letter of Credit;

(ii)              any transfer, sale, delivery, surrender or endorsement of any Drawing Document at any time(s) held by any Indemnified Person in connection with any Letter of Credit;

(iii)            any  actual  or  prospective  action  or  proceeding  arising  out  of,  or  in  connection  with, any Letter of Credit or any Credit Document (whether administrative, judicial or in connection  with  arbitration,  whether  based  on  contract,  tort  or  any  other  theory, and whether brought by a third party or by the Account Party, and regardless of whether any Indemnified Person is a party thereto), including any action or proceeding to compel or restrain any presentation or payment under any Letter of Credit, or for the wrongful dishonor of, or honoring a presentation under, any Letter of Credit;

(iv)             any independent undertakings issued by the beneficiary of any Letter of Credit;

(v)               any unauthorized Instruction or error in computer or electronic transmission in connection with any Letter of Credit issued hereunder;

(vi)             an adviser, confirmer or other nominated person seeking to be reimbursed, indemnified or compensated in connection with any Letter of Credit issued hereunder;

(vii)           any third party seeking to enforce the rights of the Account Party, beneficiary, nominated person,  transferee,  assignee  of  Letter  of  Credit  proceeds  or  holder  of  an instrument or document in connection with any Letter of Credit issued hereunder;

(viii)         the fraud, forgery or illegal action of parties other than any Indemnified Person in connection with any Letter of Credit issued hereunder;

(ix)             Bank’s performance of the obligations of a confirming institution or entity that wrongfully dishonors  a  confirmation  in  connection  with  any  Letter  of  Credit  issued hereunder; or

(x)               the  acts  or  omissions,  whether  rightful  or  wrongful,  of  any  present  or  future  de  jure or de facto Governmental Authority or cause or event beyond the control of such Indemnified Person in connection with any Letter of Credit issued hereunder;

in each  case,  including  that  resulting  from  Bank’s  own  negligence;  provided,  however,  that such indemnity shall not be available to any Person claiming indemnification under this Section 5(a)  to the extent that such Costs (A) are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Person, (B) are determined by a court of competent jurisdiction  by  a  final  and  nonappealable  judgment  to  have  resulted  from  a  claim by the Account Party against an Indemnified Person for breach in bad faith of the obligations of  such  Indemnified  Person  hereunder  or  under  any  other  Credit  Document,  or (C) result from any dispute solely between or among Indemnified Persons. The Account Party hereby agrees to pay Bank within fifteen (15) days after demand from time to time all amounts owing under this Section 5(a). This indemnity provision shall survive termination of this Agreement and all Letters of Credit.

(b)               Direct Damages; No Punitive Damages. The liability of Bank (or any other Indemnified Person) under,  in  connection  with  and/or  arising  out  of  any  Credit  Document  or  any Letter of Credit (or pre-advice), regardless of the form or legal grounds of the action or proceeding, shall be limited to direct damages suffered by the Account Party that are determined by a court of competent jurisdiction by a final and nonappealable judgment to have been  caused  directly  by  Bank’s  gross  negligence,  willful  misconduct  or  breach  in  bad faith in  (i)  honoring  a  presentation  under  a  Letter  of  Credit  that  on  its  face  does  not  at  least substantially comply with the terms and conditions of such Letter of Credit, (ii) failing to honor a presentation under a Letter of Credit that strictly complies with the terms and conditions of such Letter of Credit or (iii) retaining Drawing Documents presented under a Letter of Credit. Bank shall be deemed to have acted with due diligence and reasonable care if Bank’s conduct is in accordance with Standard Letter of Credit Practice or in accordance with any Credit Document. No Indemnified Person shall be liable for any damages arising from any errors, omissions, interruptions or delays in transmission or delivery of any message, advice or document (regardless of how sent or transmitted) in connection with this Agreement or the other Credit Documents, except to the extent that any losses, claims, damages, liabilities or expenses result from the gross negligence or willful misconduct of such Indemnified Person in making any such transmission as determined by a final nonappealable judgment of a court of competent jurisdiction.

(c)               Waiver of Consequential Damages, etc.  Notwithstanding anything to the contrary in this Agreement or in any other Credit Document, no Indemnified Person shall be liable in contract, tort or otherwise for any punitive, exemplary, consequential, indirect or special damages or losses regardless of whether or  not  such  party  or  Indemnified  Person  shall  have  been  advised  of  the  possibility thereof or the form of action in which such damages or losses may be claimed. The Account Party  shall  take  commercially  reasonable  action  to  avoid  and  mitigate  the  amount of any damages claimed against Bank or any other Indemnified Person, including by enforcing its rights in appropriate proceedings diligently pursued in the underlying transaction.

(d)              No Responsibility or Liability. Without limiting any other provision of this Agreement or any other Credit Document, Bank and each other Indemnified Person (if applicable) shall not  be  responsible  to  the  Account  Party  for,  and/or  Bank’s  rights  and  remedies  against the Account Party and the Obligations shall not be impaired by:

(i)                honor of a presentation under any Letter of Credit that on its face substantially complies with the terms and conditions of such Letter of Credit, even if the Letter of Credit requires strict compliance by the beneficiary;

(ii)              acceptance as a draft of any written or electronic demand or request for payment under a Letter of Credit, even if nonnegotiable or not in the form of a draft;

(iii)            the identity or authority of any presenter or signer of any Drawing Document or the form, accuracy, genuineness or legal effect of any Drawing Document (other than Bank’s determination that such Drawing Document appears on its face to substantially comply with the terms and conditions of the Letter of Credit);

(iv)             acting upon any Instruction that it in good faith believes to have been given by a Person authorized to give such Instructions;

(v)               any errors in interpretation of technical terms or in translation;

(vi)             any  acts,  omissions  or  fraud  by,  or  the  solvency  of,  any  beneficiary,  any  nominated person or entity or any other Person, other than an Indemnified Person;

(vii)           any  breach  of  contract  between  the  beneficiary  and  the  Account  Party  or  any  of  the parties to the underlying transaction;

(viii)         payment to any paying or negotiating bank (designated or permitted by the terms of the applicable Letter of Credit) claiming that it rightfully honored or is entitled to reimbursement  or  indemnity  under  Standard  Letter  of  Credit  Practice  applicable to it;

(ix)             acting as required or permitted, or failing to act as permitted, in each case under Standard Letter of Credit Practice applicable to where it has issued, confirmed, advised or negotiated such Letter of Credit, as the case may be;

(x)               honor of a presentation after the expiration date of any Letter of Credit notwithstanding that a presentation was made prior to such expiration date and dishonored by Bank if subsequently Bank or any court or other finder of fact determines such presentation should have been honored;

(xi)             dishonor of any presentation that does not strictly comply or that is fraudulent, forged or otherwise not entitled to honor;

(xii)           honor  of  a  presentation  that  is  subsequently  determined  by  Bank  to  have  been  made in violation  of  international,  federal,  state  or  local  restrictions  on  the  transaction  of business with certain prohibited Persons; or

(xiii)         amending a Letter of Credit to reflect any change of address or other contact information of any beneficiary

(e)               Within 15 Business Days after the Closing Date, the Account Party shall pay to the Bank or its designee all reasonable and documented costs and expenses incurred by the Bank as of the Closing Date (including the reasonable fees and expenses of counsel) in connection with this Agreement, the other Credit Documents and the transactions contemplated hereby.

6.                 REPRESENTATIONS  AND WARRANTIES.                      The Account Party hereby represents and warrants to Bank (all of which representations and warranties will be repeated as of the date of each new Application submitted by the Account Party to Bank and as of the date of issuance of any Letter of Credit requested in each such Application) as follows:

(a)               Organization, etc. It is duly organized or formed, validly existing and (to the  extent  applicable  under  the  laws  of  the  relevant  jurisdiction)  in  good  standing  under the laws  of  the  jurisdiction  of  its  organization  or  formation,  and  is  duly  qualified  or  licensed to do  business  (and  in  good  standing  as  a  foreign  corporation  or  entity,  if  applicable)  in  all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed would have a Material Adverse Effect.  It does not have any Subsidiaries.

(b)               Power  and  Authority.  It  has  the  requisite  power  and  authority  to  execute and deliver this Agreement and each other Credit Document to which it is a party and to perform and observe the terms and conditions stated herein and therein, and it has taken all necessary corporate or other action to authorize its execution, delivery and performance of each such Credit Document.

(c)               Valid and Binding Obligation. This Agreement constitutes, and each other Credit Document when signed and delivered by it to Bank will constitute, its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights against it generally, by general equitable principles or by principles of good faith and fair dealing, and assuming  that  this  Agreement  and  each  such  other  Credit  Document  have  been  validly executed and delivered by each party thereto other than the Account Party.

(d)               No Violation or Breach. Its execution, delivery and performance of each Credit Document to which it is a party and the payment of all sums payable by it under each such Credit Document do not and will not: (i) violate or contravene its memorandum of association, by-laws or other organizational documents; (ii) violate or contravene any order, writ, law, treaty, rule, regulation or determination of any Governmental Authority, in each case applicable to or binding upon it or any of its property, the  violation  or  contravention  of  which  would  have  a  Material  Adverse  Effect;  or (iii) result  in  the  breach  of  any  provision  of,  or  in  the  imposition  of  any  Lien  or  encumbrance (except for  Liens  or  encumbrances  created  under  the  Credit  Documents)  under,  or  constitute a default or event of default under, any agreement or arrangement to which it is a party or by which it or any of its property is bound, the contravention of which agreement or arrangement would have a Material Adverse Effect.

(e)               Approvals. No authorization, approval or consent of, or notice to or filing with, any Governmental Authority is required to be made by it in connection with the execution and delivery by it of any Credit Document to which it is a party or the issuance by Bank of any Letter of Credit for the account of the Account Party pursuant to this Agreement and the related Application, except for those which have been duly obtained, taken, given or made and are in full force and effect; and except where failure to  obtain  the  foregoing  could  not  reasonably  be  expected  to  have  a  Material  Adverse Effect.

(f)                Compliance with Laws. It is in compliance with all applicable laws and regulations, except where the noncompliance with which would not have a Material Adverse Effect, and no Application, Letter of Credit or transaction of the Account Party under any Credit Document to which it is a party will contravene any laws, treaties, rules or regulations of any Governmental Authority, including any foreign exchange control laws or regulations, U.S. foreign assets control laws or regulations or currency reporting  laws  and  regulations,  now  or  hereafter  applicable  to  it,  except  where  the noncompliance with which would not have a Material Adverse Effect.

(g)               No Default Under Other Agreements. It is not in default under any agreement, obligation or duty to which it is a party or by which it or any of its property is bound, which would have a Material Adverse Effect.

(h)               No Arbitration Proceeding or Litigation. There is no pending or, to the knowledge of the Account Party, threatened arbitration proceeding, litigation or action against it  which (i) is reasonably likely to have a Material Adverse Effect or (ii) may affect the legality, validity or enforceability of this Agreement or the other Credit Documents.

(i)                Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions.

(i)               None of (i) the Account Party or, to the knowledge of the Account Party, any of its directors, officers, or  employees,  or  (ii)  any  agent  or  representative  of  the Account Party that will act in any capacity in connection with this Agreement, (A)  is  a  Sanctioned  Person  or  currently  the  subject  or  target  of  any Sanctions, (B)  is  controlled  by  or  is  acting  on  behalf  of  a  Sanctioned  Person  or (C) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions, in a manner that would result in the violation of applicable Sanctions by any party hereto.

(ii)  The Account Party has implemented and maintains in effect policies and procedures designed to ensure compliance by the Account Party and its directors, officers and employees with  all  applicable  Anti-Corruption  Laws,  Anti-Money  Laundering Laws and Sanctions.

(iii) The Account Party and, to the knowledge of the Account Party, each director, officer, employee and agent of the Account Party, is in compliance with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions in all material respects.

(iv)  No proceeds of any Letter of Credit have been used, directly or indirectly, by the Account Party or, to the knowledge of the Account Party, any of its directors, officers, employees and agents in violation of Section  7(h).

(v)   The preceding provisions of this Section 6(i) and the provisions of Section 7(h)(ii) and Section 7(j) will not apply to any party hereto to which the EU Blocking Regulation applies, if and to the extent that such provisions are or would be unenforceable pursuant to, or would otherwise result in a breach or violation of, (i) any provision of the EU Blocking Regulation (or any law or regulation implementing the EU Blocking Regulation in any member state of the European Union) or (ii) any similar blocking or anti-boycott law in effect in the United Kingdom.

(j)                Filed All Tax Returns and Paid All Taxes. It has filed all required tax returns, and all Taxes, assessments and other governmental charges due from it have been fully paid, except for Taxes which are being contested in good faith or those which the failure to file or pay would not have a Material Adverse Effect. It has established on its books reserves adequate for the payment of all federal, state and other income tax liabilities, including those being contested in good faith.

(k)              Financial Statements. The financial statements most recently furnished to Bank by the Account Party fairly present in all material respects the financial condition of the Account Party as at the date of such financial statements and for the periods then ended in accordance with GAAP (except as disclosed therein and, in the case of interim financial statements for any fiscal quarter, subject to normal year-end adjustments and except that footnote and schedule disclosure may be abbreviated), and there has been no material adverse change in the Account Party’s business or financial condition or results of operations since the date of the Account Party’s most recent annual financial statements.

(l)                Collateral. On the date of issuance of any Letter of Credit for the account of the Account

Party, both immediately before and after giving effect to such issuance, the amount of Outstanding Letters of Credit does not exceed the Collateral Value of the Collateral.

(m)             Margin Stock. It is not engaged principally or as one of its activities in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” (as each such term is defined or used, directly or indirectly, in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors.

(n)               No  Material  Adverse  Effect.  There  has  been  no  Material  Adverse  Effect  since  December 31, 2020, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Effect.

(o)               Investment Company. It is not an “investment company” or a company “controlled” by an “investment company” (as each such term is defined or used in the Investment Company Act).

(p)               Solvency.  It is Solvent.

(q)               ERISA.  It does not have any direct obligation or direct liability in respect of any Plan or Multiemployer Plan, and except as would not reasonably be expected to have a Material Adverse Effect, no ERISA Affiliate thereof has any obligation or liability in respect of any Plan or Multiemployer Plan. With respect to its obligations to each Plan, it is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder and other federal or state laws.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, has had or could reasonably be expected to result in a Material Adverse Effect.

7.                 AFFIRMATIVE COVENANTS. Until all of the Obligations (other than contingent indemnification obligations not then due) have been paid and satisfied in full in cash, all Letters of Credit have been terminated or expired without any pending drawing thereon, and the Commitment has been terminated, the Account Party covenants and agrees to the following:

(a)               GAAP Financial Statements. It shall deliver to Bank, in form and detail satisfactory to Bank:

(i)    As soon as available and in any event within 55 days after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ending  March  31,  2021,  the  Quarterly  Statement  prepared  for  its  board of directors in accordance with GAAP, in each case applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such quarter; and

(ii)  As soon as available and in any event within 90 days after the end of each fiscal year, beginning with the fiscal year ending December 31, 2020, the Annual Statement prepared for its board of directors in accordance with GAAP, in each case applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such year.

(b)           Certificates; Other Reports.  It shall deliver to Bank:

(i)    at  each  time  financial  statements  are  delivered  pursuant  to  Section  7(a),  a  duly completed Officer’s Compliance Certificate signed by the chief executive officer, chief financial officer, vice president—finance, principal accounting officer, treasurer or assistant treasurer of the Account Party, together with a Covenant Compliance  Worksheet  reflecting  the  computation  of  the  respective financial covenants set forth in such Covenant Compliance Worksheet;

(ii)  promptly upon receipt thereof, copies of all reports, if any, submitted to the Account Party, or any of its respective boards of directors by its respective independent public accountants in connection with their auditing function, including any management report and any management responses thereto;

(iii) promptly upon the request thereof, such other information and documentation required by bank regulatory authorities under applicable Anti-Money Laundering Laws (including any applicable “know your customer” rules and regulations and the PATRIOT Act), as from time to time reasonably requested by Bank; and

(iv)  such  other  information  regarding  the  operations,  business  affairs  and  financial condition of the Account Party thereof as Bank may reasonably request.

(c)           Notice  of  Litigation  and  Other  Matters.  Promptly  (but  in  no  event  later  than  ten  (10) days after any Responsible Officer of the Account Party becoming aware thereof), it shall notify Bank in writing of:

(i)    the occurrence of any Default or Event of Default;

(ii)  the commencement of all proceedings and investigations by or before any Governmental Authority  and  all  actions  and  proceedings  in  any  court  or  before any arbitrator against or involving the Account Party or any of its respective properties, assets  or  businesses  in  each  case  that  if  adversely  determined  would reasonably be expected to result in a Material Adverse Effect;

(iii) any  attachment,  judgment,  Lien,  levy  or  order  exceeding  the  Threshold  Amount that has been assessed against the Account Party; and

(iv)  any announcement by A.M. Best of any change in the Financial Strength Rating of the Account Party.

Each notice pursuant to Section 7(c)  shall be accompanied by a statement of a Responsible Officer of the Account Party, setting forth details of the occurrence referred to  therein  and  stating  what  action  the  Account  Party has taken  and  proposes  to take with  respect  thereto  and  shall  describe  with  particularity  any  and  all  provisions  of this Agreement and any other Credit Document that have been breached.

(d)           Collateral.  It shall comply with the following:

(i)    Pursuant to the Security Documents and as collateral security for the payment and performance of its Obligations, the Account Party shall grant and convey to Bank a security interest in the Collateral charged and pledged by it, prior and superior to all other Liens, except for Liens in favor of the Custodian securing payment  of  amounts  advanced  to  settle  authorized  transactions  or  pay income or  distributions  in  respect  of  Collateral.  The  Account  Party  shall  cause the Collateral charged and pledged by it to be made subject to the Security Documents (in form and substance reasonably acceptable to Bank) necessary for the perfection of the security interest in the Collateral and for the exercise by Bank of its rights and remedies with respect thereto. The Account Party shall promptly  after  the  date  hereof  file  a  charge  against  the  Collateral  with  the Bermuda Registrar of Companies and deliver evidence of such filing to Bank no later than thirty (30) days after the date hereof.

(ii)  The  Account  Party  shall  at  all  times  cause  the  Collateral  Value  of  the  Collateral pledged by the Account Party to equal or exceed the amount of Outstanding Letters of  Credit  at  such  time.  If  on  any  date  the  Outstanding  Letters  of  Credit shall exceed the Collateral Value of the Collateral pledged by the Account Party, the Account Party agrees to pay or deliver within three (3) Business Days to the Custodian Collateral having an aggregate Collateral Value of not less than  the  amount  of  such  excess,  with  any  such  Collateral  to  be  held  in the Account Party’s Custodial Account as security for all Obligations hereunder.

(iii) The  Account  Party  shall  deliver  to  Bank  a  Collateral  Value  Certificate,  setting forth the Outstanding Letters of Credit, the fair market value of the Collateral by category and in the aggregate, the calculation of each Collateral Value and such other information as Bank may reasonably request (A) not later than 11:00 a.m. on the Business Day immediately preceding the date on which any Letter of  Credit  is  to  be  issued,  (B)  within  ten  (10)  Business  Days  after  the  end of each calendar month, (C) at and as of such other times as Bank may reasonably request and (D) at such other times as the Account Party may desire.

(iv)  The Account Party shall cause the Custodian to provide to Bank, in a manner and at times consistent with the terms of the Control Agreement, information with respect to each of its Custodial Accounts, in a format to be agreed by Bank (acting  reasonably),  which  information  shall  provide,  without  limitation, a detailed list of the assets in each such Custodial Account (including the amount of cash and a detailed description of the Collateral (including a breakdown listing the name of each issuer, and the fair market value of the assets held  of  such  issuer)),  the  fair  market  value  of  those  assets  and  the  pricing source of such valuation.

(e)           Payment of Taxes and Other Obligations.  Except where the failure to pay or perform such  items  described  in  this  Section  would  not  reasonably  be  expected  to  have a

Material Adverse Effect or impact the Collateral, it will pay and perform all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property; provided, that it may contest any item described in this Section in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

(f)           Compliance with Laws and Approvals. It shall observe and remain in compliance in all material respects with all applicable laws and maintain in full force and effect all Governmental Approvals,  in  each  case  applicable  to  the  conduct  of  its  business  except where the  failure  to  do  so  would  not  reasonably  be  expected  to  have  a  Material  Adverse Effect.

(g)           Maintenance of Books and Records; Inspection. It shall (i) maintain adequate books, accounts and  records,  in  which  full,  true  and  correct  entries  in  all  material  respects  shall be made of all financial transactions in relation to its business and properties, and prepare all financial statements required under this Agreement, in each case in accordance with  GAAP  and  in  compliance  with  the  requirements  of  any  Governmental Authority having  jurisdiction  over  it,  and  (ii)  permit  employees  or  agents  of  Bank,  and after the occurrence and during the continuance of an Event of Default, Bank, to visit and inspect its properties and examine or audit its books, records, working papers and accounts and make copies and memoranda of them, and at its own cost and expense (other than after the occurrence of an Event of Default), and to discuss its affairs, finances and  accounts  with  its  officers  and  employees  and,  upon  notice  to  it, its independent public accountants (and by this provision it authorizes such accountants to discuss its the finances and affairs), all at such times that will not materially interrupt or interfere with the operation of its business and from time to time, upon reasonable notice and  during  business  hours,  as  may  be  reasonably  requested;  provided  that  except during the continuance of an Event of Default Bank shall not exercise such rights described in clause (ii) of this Section more than once per calendar year.

(h)           Use of Proceeds.  It shall comply with the following:

(i)    The Account Party shall use the Letters of Credit to support insurance obligations, obligations under reinsurance agreements and retrocession agreements and similar risk obligations and for general corporate purposes.

(ii)  The Account Party shall not request or use any issued Letter of Credit, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for  a  Person  required  to  comply  with  Sanctions  or  (iii)  in  any  manner that would result in the violation of any Sanctions applicable to any party hereto.

(i)                            Accuracy of Information.  It will ensure that any information, including financial statements or other documents, furnished by it to Bank in connection with this Agreement or any amendment or modification hereof or waiver hereunder contains no material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading, and the furnishing of such information shall be deemed to be a representation and warranty by it on the date thereof as to the matters specified in this Section.

(j)           Compliance with Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions. It shall maintain in effect and enforce policies and procedures designed to ensure compliance by it and its directors, officers, employees  and  agents  with  all  applicable  Anti-Corruption  Laws,  Anti-Money Laundering Laws, and Sanctions.

(k)         Further  Assurances.  It  will execute and  deliver  to  Bank  such  additional  certificates,  instruments  and/or  documents and take  such  additional  action  as  may  be  reasonably  requested  by  Bank  to  enable  Bank to issue any Letter of Credit pursuant to this Agreement and the related Application, to perfect and maintain the validity and priority of the Liens granted pursuant to the Security Documents, to protect, exercise and/or enforce Bank’s rights and interests under any Credit Document and/or to give effect to the terms and provisions of any Credit Document.

(l)           Maintenance of Existence.  It shall (i) maintain its entity existence, and (ii) maintain in full force and effect all licenses, bonds, franchises, leases, trademarks, qualifications and authorizations to do business, and all patents, contracts and other rights necessary or advisable to the profitable conduct of its businesses, in each case except where failure to do so could not reasonably be expected to have a Material Adverse Effect.

(m)       Change in Nature of Business.  It shall will not, at any time from the date hereof until the Final Expiry Date, make any material change in the nature of its business as carried on at the date hereof that could be reasonably expected to have a Material Adverse Effect or enter into any new line of business that is not similar, corollary, related, ancillary, incidental or complementary, or a reasonable extension, development or expansion thereof or ancillary thereto the business as carried on as of the date hereof.

(n)          Payment of Liabilities. It shall pay and discharge, in the ordinary course of business, all obligations and liabilities (including tax liabilities and other governmental charges), except where the same may be contested in good faith by appropriate proceedings and for which adequate reserves with respect thereto have been established in accordance with GAAP and except where the same could not reasonably be expected to have a Material Adverse Effect.

8.   FINANCIAL COVENANTS. Until all of the Obligations (other than contingent indemnification obligations not then due) have been paid and satisfied in full in cash, all Letters of Credit have been terminated or expired, without any pending drawing thereon, and the Commitment terminated, the Account Party covenants and agrees to the following:

(a)               Minimum Total Shareholder’s Equity. The total shareholder’s equity of the Account Party, determined  in  accordance  with  GAAP,  shall  be  at  all  times  an  amount  not  less $1,905,373,600.00.

(b)               Financial Strength Ratings. The Account Party shall at all times maintain a financial strength rating by A.M. Best Company and shall not permit such rating to be lower than “B++.”

9.   NEGATIVE  COVENANTS.

(a)               [Reserved].

10.    EVENTS OF DEFAULT. Each of the following shall be an “Event of Default” under this Agreement:

(a)                       Failure to Reimburse Draws. The failure by the Account Party to reimburse or pay any drawing under any Letter of Credit or accrued interest thereon on the Due Date therefor.

(b)                      Failure to Pay Certain Other Amounts. The failure by the Account Party to pay any fee or other amount when due under or in connection with any Credit Document or any Letter of Credit within three (3) Business Days after the same shall become due and payable.

(c)                       Breach of Representation and Warranty. Any representation, warranty, certification or statement made or furnished by the Account Party under or in connection with any Credit Document or as an inducement to Bank to issue a Letter of Credit shall be false, incorrect or misleading in any material respect when made (except to the extent any such representation, warranty, certification or statement is qualified by materiality or reference to Material Adverse Effect, in which case, such representation, warranty, certification or statement shall be true, correct and complete in all respects).

(d)                      Failure to Maintain Collateral Value. The Account Party shall fail to maintain at any time Collateral in which Bank shall have a perfected first priority security interest and having a  Collateral  Value  of  not  less  than  the  Outstanding  Letters  of  Credit  and  such  failure shall continue or remain unremedied for more than the three (3) Business Day period provided for in Section  7(d)(ii).

(e)                       Failure to Perform or Observe Covenants.

(i)                  The  Account  Party’s failure to  perform  or  observe  any  term,  covenant  or  agreement contained in Sections 7(c)(i), 7(h)  or 8;  or

(ii)                The  Account  Party’s  failure  to  perform  or  observe  any  term,  covenant  or  agreement contained in any Credit Document (other than those referred to in subsections (a), (b), (c), (d) and (e)(i) of this Section 10), and with respect to any such failure or breach that by its nature can be cured, such failure or breach shall continue or remain unremedied for thirty (30) calendar days after the earlier of (1) Bank’s delivery of written notice thereof to the Account Party, and (2) the Account Party having actual knowledge that such failure or breach has occurred.

(f)                         Insolvency Proceedings, Etc. The Account Party institutes or consents to the institution of any proceeding under any Bankruptcy Law; or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of the Account Party, and the appointment continues undischarged, undismissed or unstayed for sixty (60) calendar days; or any proceeding under any Bankruptcy Law relating to the Account Party  or  to  all  or  any  material  part  of  their respective property  is  instituted  without  the  consent of the Account Party, and continues undischarged, undismissed or unstayed for sixty (60) calendar days; or an order for relief is entered in any such proceeding; or the Account Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due.

(g)                        Sale of Assets; Merger; Dissolution.  There shall occur in one or a series of transactions:  (i) the sale, assignment or transfer of all or substantially all of the assets of the Account Party); (ii) a merger, amalgamation or consolidation of the Account Party without the prior written consent of Bank, except that the Account Party may merge, amalgamate or consolidate with any Person so long as the Account Party is the surviving entity  in  any  such  transaction;  or  (iii) the dissolution of the Account Party.

(h)                        Credit Documents. Any provision of any Credit Document to which the Account Party is a  party  shall  for  any  reason  cease  to  be  valid  and  binding  or  enforceable;  or  the  Account Party shall deny or disaffirm in writing the enforceability of any provision of any Credit Document to which it is a party.

(i)                         Security Documents. Any Security Document to which the Account Party is a party shall for any reason (other than pursuant to the terms thereof) cease to create in favor of Bank a valid and perfected first priority security interest in the Collateral of the Account Party purported to  be  covered  thereby;  or  Bank  shall  cease  for  any  reason  to  hold  a  perfected  first priority security  interest  in  the  Collateral  of  the  Account  Party;  or  the  Account  Party  or  any Person acting on its behalf shall deny or disaffirm in writing the enforceability of any Security Document.

(j)                         Indebtedness Cross-Default. The Account Party shall (i) default in the payment of any Indebtedness (other than the Obligations and other than Indebtedness solely among or between the Account Party and its affiliates) the aggregate principal amount (including undrawn committed or available amounts), or with respect to any Hedge Agreement, the Hedge Termination Value, of which is in excess of the Threshold Amount beyond the period of grace if any, provided in the instrument or agreement under which such Indebtedness was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Obligations and other than in respect of Indebtedness solely among or between the Account Party and its affiliates) the aggregate principal amount (including undrawn committed or available amounts), or with respect to any Hedge Agreement, the Hedge Termination Value, of which is in excess of the Threshold Amount or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist other than in respect of an instrument, agreement, or condition solely among or between the Account Party and its affiliates, the effect of which default or  other  event  or  condition  is  to  cause  with  the  giving  of  notice  and/or  lapse  of  time, if required, any such Indebtedness to (A) become due, or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or  redeem  such  Indebtedness  to  be  made,  prior  to  its  stated  maturity  (any  applicable grace period  having  expired)  or  (B)  be  cash  collateralized  (it  being  understood  that  a  pledge of cash  collateral  by  the  Account  Party to secure  a  Hedge  Agreement  as  initial  or  variation margin does not trigger a violation of this clause (B)).

(k)                     Judgment.  One  or  more  judgments,  orders  or  decrees  shall  be  entered  against  the  Account Party by any court and continues without having been discharged, vacated or stayed for a period of  thirty  (30)  consecutive  days  after  the  entry  thereof  and  such  judgments,  orders  or decrees are either (i) for the payment of money, individually or in the aggregate (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage), equal to or in excess of the Threshold Amount or (ii) for injunctive relief  and  could  reasonably  be  expected,  individually  or  in  the  aggregate,  to  have a Material Adverse Effect.

(l)                      Employee  Benefit  Matters.  Except as would not reasonably be expected to result in a Material Adverse Effect, any Lien  shall  be  imposed  on  the  assets  of  the  Account Party under ERISA with respect to any Plan or under any foreign laws similar to ERISA governing foreign pension plans.

(m)                   Change in Control.  The occurrence of any Change in Control.

11.              REMEDIES.  Upon the occurrence and during the continuance of any Event of Default:

(a)               Bank may terminate the Commitment and declare all amounts owed to Bank under this Agreement or  any  of  the  other  Credit  Documents  and  all  other  Obligations,  to  be  forthwith due and payable, whereupon the same shall promptly become due and payable without presentment, demand,  protest  or  other  notice  of  any  kind,  all  of  which  are  expressly  waived by the Account Party, anything in this Agreement or the other Credit Documents to the contrary notwithstanding; provided, that upon the occurrence of an Event of Default specified in Section 10(f), the Commitment shall be automatically terminated and all Obligations shall automatically become due and payable without presentment, demand, protest or  other  notice  of  any  kind,  all  of  which  are  expressly  waived  by  the  Account  Party, anything in this Agreement or in any other Credit Document to the contrary notwithstanding.

(b)               Solely  with  respect  to  the  occurrence  of  an  Event  of  Default  under  Sections  10(a),  (b),  (d), or (f),  Bank may (i) demand that the Account Party deposit in the Custodial Account an amount of cash equal to 103% of the aggregate Outstanding Letters of Credit to be held and applied to the Obligations and/or (ii) terminate any or all of the Letters of Credit or give Notices of Non-Extension in respect thereof, in each case if permitted in accordance with their terms; provided that upon the occurrence of an Event of Default specified in Section  10(f),  the  requirement  to  deliver  cash  collateralize  pursuant  to  the  foregoing  clause (i) in respect of all Outstanding Letters of Credit shall automatically become due without demand or other notice of any kind, all of which are expressly waived by the Account Party, anything in this Agreement or in any other Credit Document to the contrary notwithstanding. Such cash collateral shall be applied by Bank to the payment of drafts drawn, and other demands for payments made, under  such

Letters of  Credit,  and  the  unused  portion  thereof  after  all  such  Letters  of Credit shall have expired without any pending drawing thereon, or been fully drawn upon, if any, shall be applied to repay the other Obligations.  After all such Letters of Credit shall have expired without any pending drawing thereon, or been fully drawn upon, and  all  Obligations  shall  have  been  paid  in  full,  the  balance,  if  any,  in  such  Custodial Account shall be returned to the Account Party.

(c)               Bank may exercise from time to time any of the rights, powers and remedies available to Bank under any Credit Document to which the Account Party is a party, under any other documents now  or  in  the  future  evidencing  or  securing  the  Obligations  or  under  applicable law, and all such remedies shall be cumulative and not exclusive.

12.              SUBROGATION.  Without limiting any rights or remedies of Bank under applicable law, if an Event of Default is continuing, Bank, at its option, shall be subrogated to the Account Party’s rights against any Person who may be liable to the Account Party on any transaction or obligation underlying any Letter of Credit, to the rights of any holder in due course or Person with similar status against the Account Party, and to the rights of any beneficiary or any successor or assignee of any beneficiary.

13.              TERM  OF  AGREEMENT.  This  Agreement  shall  remain  in  effect  from  the  Closing  Date  through and including the date upon which all Obligations (other than contingent indemnification obligations not then due) arising hereunder or under any other Credit Document shall have been indefeasibly and irrevocably paid and satisfied in full, all Letters of Credit have been terminated or expired without any pending drawing thereon, and the Commitment has  been  terminated.  No  termination  of  this  Agreement  shall  affect  the  rights  and  obligations of the  parties  hereto  arising  prior  to  such  termination  or  in  respect  of  any  provision  of  this  Agreement  which survives such termination.

14.              USA PATRIOT ACT; ANTI-MONEY LAUNDERING LAWS. Bank hereby notifies the Account Party  that  pursuant  to  the  requirements  of  the  PATRIOT  Act  or  any  other  Anti-Money  Laundering Laws, it is required to obtain, verify and record information that identifies the Account Party, which information includes  the  name  and  address  of  the  Account  Party and other  information  that  will  allow  Bank to identify  the  Account  Party  in  accordance  with  the  PATRIOT  Act  or  such  Anti-Money  Laundering  Laws.

15.              GOVERNING LAW; UCP; ISP; STANDARD LETTER OF CREDIT PRACTICE. Each Credit Document and each Letter of Credit shall be governed by and construed in accordance with (a) in the case of each Credit Document (other than the Letters of Credit), the substantive laws of New York and (b) in the case of each Letter of Credit, such Letter of Credit will be governed by and construed in accordance with the governing law (if any) specified in such Letter of Credit, which governing law may be specified by Bank at the Account Party’s request or with its approval (and which governing law may include the laws of a particular jurisdiction and may include specification of ISP or UCP as the practice rules to govern such Letter of Credit), and if any such practice rules are specified in such Letter of Credit then they are incorporated by reference into this Agreement and shall control (to the extent not prohibited by applicable law) to the extent of any conflict with the law applicable to such Letter of Credit. Unless the Account Party specifies otherwise in its Application for a Letter of  Credit,  the  Account  Party  agrees  that  Bank  may  issue  a  Letter  of  Credit  subject  to  the  ISP  or  UCP. Bank’s privileges, rights and remedies under the ISP and UCP, as applicable, shall be in addition to, and not in limitation of, its privileges, rights, and remedies expressly provided for herein. The ISP or UCP, as applicable, shall serve, in the absence of proof to the contrary, as evidence of Standard Letter of Credit Practice with respect to matters covered therein. To the extent permitted by applicable law, as between the Account Party and Bank, (i) this Agreement shall prevail in case of conflict between this Agreement, the UCC and/or  Standard  Letter  of

Credit Practice,  (ii)  the  ISP  shall  prevail  in  case  of  conflict  between  the  ISP and the UCC or other Standard Letter of Credit Practice if the Letter of Credit is governed by the ISP, and (iii) the UCP shall prevail in case of a conflict between the UCP and the UCC or other Standard Letter of Credit Practice if the Letter of Credit is governed by the UCP.

16.              CONSENT TO JURISDICTION AND VENUE. THE ACCOUNT PARTY HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT WITHIN NEW YORK COUNTY, NEW YORK OR ANY FEDERAL COURT LOCATED WITHIN THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK OR ANY APPELLATE COURT THEREOF FOR ANY PROCEEDING INSTITUTED HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS, OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, OR ANY PROCEEDING TO WHICH BANK OR THE ACCOUNT PARTY IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN  CONNECTION  WITH  ANY  COURSE  OF  CONDUCT,  COURSE  OF  DEALING,  STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF BANK OR PROCEEDING TO WHICH BANK OR THE ACCOUNT PARTY IS A PARTY. THE BANK AND THE ACCOUNT PARTY IRREVOCABLY AGREE TO BE BOUND (SUBJECT TO ANY AVAILABLE RIGHT OF APPEAL) BY ANY JUDGMENT RENDERED OR RELIEF GRANTED THEREBY AND FURTHER WAIVES ANY OBJECTION THAT IT MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY SUCH PROCEEDING. THE BANK AND THE ACCOUNT PARTY IRREVOCABLY AGREE THAT SERVICE OF PROCESS MAY BE DULY EFFECTED UPON IT BY MAILING A COPY THEREOF, BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH OR REFERRED TO IN SECTION 19  BELOW. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS AGREEMENT SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR THE RIGHT OF  BANK  TO  BRING  ANY  ACTION  OR  PROCEEDING  AGAINST  THE  ACCOUNT  PARTY OR ITS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION.

17.   WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE ACCOUNT PARTY AND BANK KNOWINGLY AND VOLUNTARILY WAIVE ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON, ARISING OUT OF, OR RELATING TO ANY CREDIT DOCUMENT OR LETTER OF CREDIT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (ORAL OR WRITTEN) OR ACTIONS OF THE ACCOUNT PARTY OR BANK WITH RESPECT THERETO. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BANK TO ISSUE LETTERS OF CREDIT.

18.   BANKRUPTCY AND FORFEITURE REINSTATEMENT. If any consideration transferred  to Bank in payment of, or as collateral for, or in satisfaction of the Obligations, shall be voided in whole or in part as a result of (a) a subsequent bankruptcy or insolvency proceeding; (b) any forfeiture or seizure action or  remedy;  (c)  any  fraudulent  transfer  or  preference  action  or  remedy;  or  (d)  any  other  civil,  criminal or equitable proceeding or remedy, then Bank’s claim to recover the voided consideration shall be a new and independent claim arising under the applicable Credit Document and shall be due and payable immediately by the Account Party under the terms of the Credit Documents.

19.   NOTICES.           Unless  otherwise  expressly  provided  herein,  all  notices, Instructions,  approvals, requests, demands, consents and other communications provided for hereunder (collectively, “notices”) shall be in writing (including by facsimile or other electronic transmission approved by Bank). All notices shall be sent by regular U.S. mail or registered or certified mail prepaid, by facsimile or other electronic transmission approved by Bank, by hand delivery, by Federal Express (or other comparable domestic or international delivery service)  prepaid  to  the  applicable  address,  facsimile  number  or  electronic  mail  address  set  forth  on the signature page hereof in the case of the Account Party. All notices to Bank (including notices by email, if Bank approves of receiving notices by email) shall be directed to Bank at Bayerishe Landesbank, Brienner Strasse 18, 80333 Munich, Germany, Attention: Thorsten Klein and Vanessa Niekrawietz,  email addresses: Thorsten.Klein@bayernlb.de  and Vanessa.Niekrawietz@bayernlb.de, with a copy to Bayerishe Landesbank, 560 Lexington Avenue, 21st

Floor, New York, New York 10022, Attention: Credit Services, email address: creditcompliance@bayernlbny.com.  Bank may, but shall not be obligated to, require authentication of any electronic transmission. Notices sent by hand, Federal Express (or other comparable domestic or international delivery service) or registered or certified mail shall be deemed to have been given when received; notices sent by regular U.S. mail shall be deemed to have been received five (5) days after deposit into the U.S. mail; notices sent by facsimile or other electronic transmission shall be deemed to have been given upon receipt by sender of a transmission confirmation or read receipt.  The Account Party or Bank may change its address (including email addresses) for notices by  notifying  the  other  of  the  new  address  in  any  manner  permitted  by  this  Section.  The Account  Party irrevocably consents that service of process may be made by registered or certified mail directed to it at the address of its agent for service of process, Conyers Corporate Services (Bermuda) Ltd., Clarendon House, 2 Church Street, Hamilton, HM 11 Bermuda.

20.   WAIVER AND AMENDMENTS. No modification, amendment or waiver of, or consent to any departure by Bank or the Account Party from, any provision of any Credit Document will be effective unless made in a writing signed by the Account Party (in the case of Bank) or Bank (in the case of the Account Party and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No party’s consent to any amendment, waiver or modification shall mean that such party will consent or has consented to any other or subsequent request to amend, modify or waive a term of  any  Credit  Document.  No  delay  by  any  party  in  exercising  any  of  its  rights  or  remedies  shall  operate as a  waiver,  nor  shall  any  single  or  partial  waiver  of  any  right  or  remedy  preclude  any  other  further  exercise of that right or remedy, or the exercise of any other right or remedy.

21.   SUCCESSORS AND ASSIGNS. Each Credit Document to which the Account Party is a party will be binding on the Account Party’s successors and permitted assigns, as applicable, and shall inure to the benefit of the respective successors and permitted assigns of the Account Party and Bank. Except as provided in the last sentence of this Section 21,  Bank may assign its rights and obligations under each Credit Document, including its rights to reimbursement regarding any Letter of Credit, in whole or in part, with the Account Party’s consent;  provided  that  the  Account  Party  shall  be  deemed  to  have  consented  to  any  such  assignment unless it objects by written notice to Bank within ten (10) Business Days after having received notice thereof; and,  provided  further,  that  the  Account  Party’s  consent  to  an  assignment  to  any  Person  shall  not  be required if (i) the assignment is to an affiliate of Bank or (ii) an Event of Default has occurred and is continuing. Bank may sell to one or more Persons participations in or to all or a portion of its rights and obligations under  the  Credit  Documents  without  the  Account  Party’s  consent.  Any  assignment  in  violation of this Section 21  shall be void. The Account Party shall not assign or transfer any of its interests, rights or remedies  related  to  any  Credit  Document,  in  whole  or  in  part,  without  the  prior  written  consent  of  Bank. Any Person to whom Bank delegates its obligation to issue a Letter of Credit must be a bank, or a branch or affiliate, that is on the List of Qualified U.S. Financial Institutions maintained by the Securities Valuation Office of the National Association of Insurance Commissioners.

22.   SEVERABILITY. Whenever possible, each provision of each Credit Document shall be interpreted in  a  manner  as  to  be  effective  and  valid  under  applicable  law,  but  if  any  provision  of  any  Credit Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of such Credit Document.

23.   ENTIRE AGREEMENT. This Agreement, together with the other Credit Documents and any other agreement, document or instrument referred to herein, constitute the final, exclusive and entire agreement and understanding of, and supersede all prior or contemporaneous, oral or written, agreements, understandings, representations and negotiations between, the parties relating to the subject matter of the Credit Documents, provided that this Agreement shall not supersede any reimbursement agreement (however titled) that has been entered into specifically with respect to any “direct pay” standby letter of credit or  other  similar  standby  letter  of  credit  where  the  terms  of  such  reimbursement  agreement  have  been drafted to specifically address the particular attributes of, or the particular circumstances of the underlying transaction supported by, such standby letter of credit.

24.   SURVIVAL.  All covenants, agreements, representations and warranties made by the Account Party herein and in the other Credit Documents and in the certificates or other instruments  delivered in connection with or pursuant to this Agreement or any other Credit Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Bank may have had notice or knowledge of any Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Sections 2(b)(v), 2(b)(vi), 2(c) and 5 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

25.   INTERPRETATION; COUNTERPARTS; ELECTRONIC EXECUTION.  In this Agreement, (a) the term “including” means “including without limitation”; (b) the terms “will” and “shall” shall have the same meaning, (c) unless the context requires otherwise, references herein to Sections shall be construed to refer to Sections of this Agreement; (d) references to any laws, rules, or regulations include any amendments thereto or successor or replacement laws, rules, or regulations; and (e) references to actions Bank “may” take or omit to take mean “may in its sole discretion”.

26.   COUNTERPARTS; ELECTRONIC EXECUTION.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Agreement by any electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart hereof.

27.   NO FIDUCIARY DUTY, ETC.

(a)           The Account Party acknowledges and agrees that Bank will not have any obligations except those obligations expressly set forth herein and in the other Credit Documents and Bank is acting solely in the capacity of an arm’s length contractual counterparty to the Account Party with respect to the Credit Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, the Account Party or any other Person.  The Account Party agrees that it will not assert any claim against Bank based on an alleged breach of fiduciary duty by Bank in connection with this Agreement and the transactions contemplated hereby.  Additionally, the Account Party acknowledges and agrees that Bank is not advising the Account Party as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction.  The Account Party shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein or in the other Credit Documents, and Bank shall have no responsibility or liability to the Account Party with respect thereto.

(b)          The Account Party further acknowledges and agrees that Bank, together with its branches and affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services.  In the ordinary course of business, Bank may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Account Party and other companies with which the Account Party may have commercial or other relationships.  With respect to any securities and/or financial instruments so held by Bank or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

(c)           In addition, the Account Party acknowledges and agrees that Bank and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Account Party may have conflicting interests regarding the transactions described herein and otherwise.  Bank will not use confidential information obtained from the Account Party by virtue of the transactions contemplated by the Credit Documents or its other relationships with the Account Party in connection with the performance by Bank of services for other companies, and Bank will not furnish any such information to other companies.  The Account Party also acknowledges that Bank has no obligation to use in connection with the transactions contemplated by the Credit Documents, or to furnish to the Account Party, confidential information obtained from other companies.

28.   JUDGMENT CURRENCY.  The Account Party’s obligation to make payments in any currency (the “Specified Currency”) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment or otherwise, which is expressed in or converted into any currency other than the Specified Currency, except to the extent that such tender or recovery results in the actual receipt by Bank of the full amount of the Specified Currency payable under this Agreement. The Account Party shall indemnify Bank for any shortfall and the Account Party’s obligation to indemnify Bank and make payments in the Specified Currency shall be enforceable as an alternative or additional cause of action to the extent that such actual receipt is less than the full amount of the Specified Currency expressed to be payable hereunder, and shall not be affected by judgment being obtained for other sums due hereunder.

29.   ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF AFFECTED FINANCIAL INSTITUTIONS.  Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)   the application of any Write-Down and Conversion Powers by an the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)  the effects of any Bail-In Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)   a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii)  the variation of the terms of such liability in connection with the exercise of the Write-Down   and Conversion Powers of the applicable Resolution Authority.

[SIGNATURE PAGE FOLLOWS]

                IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Standby Letter of Credit as of the date first set forth above.

ACCOUNT PARTY:

EVEREST REINSURANCE (BERMUDA), LTD.

         By:  /S/ PETER BELL

                    Name: Peter Bell

           Title:   CEO

Address for Notices:

Seon Place, 4th floor 141 Front Street

Hamilton HM19 Bermuda

BANK:

BAYERISCHE LANDESBANK

By:  /S/ THOMAS LEHMPUHL

          Name:  Thomas Lehmpuhl

          Title:   Managing Director

By:  /S/ THORSTEN KLEIN

          Name:  Thorsten Klein

          Title:  Director

EXHIBIT A

FORM OF

OFFICER’S COMPLIANCE CERTIFICATE

THIS CERTIFICATE is given pursuant to Section 7(c)(i) of the Standby Letter of Credit Agreement, dated as of August 27, 2021 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined), among Everest Reinsurance (Bermuda), Ltd., a company incorporated and existing under the laws of Bermuda (the “Account Party”), and Bayerische Landesbank (the “Bank”).

The undersigned hereby certifies that:

1.                  He or she is the [Chief Executive Officer] [Chief Financial Officer] [Vice President— Finance] [Principal Accounting Officer] [Treasurer] [Assistant Treasurer] of the Account Party.

2.                  Enclosed with this Certificate are copies of the financial statements of the Account Party  as  of    , and for the  [         -month  period]  [year]  then  ended,  required to be delivered under Section 7(a) of the Credit Agreement. Such financial statements have been prepared in accordance  with  GAAP  [(subject  to  the  absence  of  notes  required  by  GAAP  and  subject  to  normal  year-end adjustments)]1 and present fairly, in all material respects, the financial condition of the Account Party on a consolidated basis as of the date indicated and the results of operations of the Account Party on a consolidated basis for the period covered thereby.

3.                  The  undersigned  has  reviewed  the  terms  of  the  Credit  Agreement  and  has  made,  or  caused to be made under the supervision of the undersigned, a review in reasonable detail of the transactions and condition of  the  Account  Party  during  the  accounting  period  covered  by  such  financial statements.

4.                  The  examination  described  in  paragraph  3  above  did  not  disclose,  and  the  undersigned  has no knowledge of the existence of, any Default or Event of Default during or at the end of the accounting period covered  by  such  financial  statements  or  as  of  the  date  of  this  Certificate  [,  except  as  set  forth  below.

Describe here or in a separate attachment any exceptions to paragraph 4 above by listing, in reasonable detail, the nature of the Default or Event of Default, the period during which it existed and the action that Everest has taken or proposes to take with respect thereto].

5.                  Attached  to  this  Certificate  as  Annex  A  is  a  covenant  compliance  worksheet  reflecting  the computation of the financial covenants set forth in Section 8  of the Credit Agreement as of the last day of the period covered by the financial statements enclosed herewith.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the

                  day  of                                  ,            .

EVEREST REINSURANCE (BERMUDA), LTD.

By:

Name:

Title:

ANNEX A

COVENANT COMPLIANCE WORKSHEET

A.          Minimum Total Shareholder’s Equity (Section 8(a) of the Credit Agreement)

(1) Total Shareholder’s Equity as of the date of determination
a) Required:	$1,905,373,600.00
b) Actual:	$

B.   Financial Strength Rating (Section 8(b) of the Credit Agreement)

(1)  Has the Account Party maintained a financial strength rating by

A.M. Best Company at all times from the date of the most recently delivered Officer’s Compliance Certificate to and including the date hereof?

	Yes	No
(2) Has the financial strength rating by A.M. Best Company for the Account Party been equal to or better than “B++” at all times during the period described in line (1) above?	Yes	No

EXHIBIT B

FORM OF COLLATERAL VALUE CERTIFICATE

                             ,  20

THE BANK NAME ADDRESS

Ladies and Gentlemen:

Reference is made to the Standby Letter of Credit Agreement, dated as of August 27, 2021, among Everest Reinsurance (Bermuda), Ltd., a company incorporated and existing under the laws of Bermuda (the “Account Party”), and Bayerische Landesbank (the “Bank”) (as amended or otherwise modified from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

This  Collateral   Value   Certificate   is   delivered   pursuant   to   Section   7(e)(iii)   of   the   Credit

Agreement.  The date of this Collateral Value Certificate is                                            ,  20        (the “Certificate

Date”). Set forth on Attachment A is the computation of the Collateral Value of the Collateral and certain other  information  required  by  Section  7(e)(iii)  of  the  Credit  Agreement  as  of                                                               , 20   (the “Valuation Date”), calculated in accordance with the definition of “Collateral Value” contained in the Credit Agreement and the other provisions of the Credit Agreement (including Schedule I thereto).

The undersigned hereby certifies that (i) the information on Attachment A correctly sets forth  the Collateral Value (in the aggregate and for each category of Collateral) and the Outstanding Letters of Credit as of the Valuation Date; (ii) the Outstanding Letters of Credit do not exceed the aggregate Collateral Value as of the Valuation Date; and (iii) nothing has come to  the  attention  of  the  undersigned to cause  the undersigned to believe that Bank does not have a first priority perfected  Lien on and security interest in the Collateral set forth on Attachment A as of the Certificate Date.

[Signature page to follow]

ACCOUNT PARTY:

EVEREST REINSURANCE (BERMUDA), LTD.

By:______________________________
Name:

Title:

ATTACHMENT A

COLLATERAL VALUE OF THE COLLATERAL

Type of Security	Value	Advance Rates	Collateral Value
Cash (denominated in USD) or Certificate of Deposit		$100%	$
Mutual Funds	$ $	75% 75%	$ $
Listed (on a nationally recognized U.S. exchange) Money Market Mutual Funds U.S. Fixed Income Mutual Funds (excluding high yield and tax exempt)
U.S. Government Bills, Notes, and U.S. Government Sponsored Agency Securities(1)
Maturing in 5 years or less		$95%	$
Maturing in more than 5 years		$90%	$
High Grade U.S. Corporate/Municipal/Structured Fixed Income Securities (AA/Aa2 or better)
Maturing in 5 years or less		$90%	$
Maturing in more than 5 years		$85%	$
Intermediate Grade U.S. Corporate/Municipal/Structured Fixed Income Securities (BBB/Baa2 or better but worse than AA/Aa2) (2)
Maturing in 5 years or less		$85%	$
Maturing in more than 5 years		$80%	$
Commercial Paper
A1 or P1 Graded Commercial Paper		$85%	$
A2 or P2 Graded Commercial Paper		$80%	$
Total Collateral Value			$

Notes:

(1)  U.S. Government Bills/Notes/Sponsored Agencies include: U.S. Treasury Bills, Notes, and Bonds; U.S. Government Agency and U.S. Government Sponsored Enterprise (GSE) Securities. Also included are Mortgage- Backed Securities (MBSs). GSE and MBS securities include Fannie Mae, Freddie Mac, Ginnie

Mae, FHLB System Banks, and Federal Farm Credit Banks.

(2)  Securities rated BBB or Baa2 shall not comprise greater than 20% of Collateral Value.

Outstanding Letters of Credit

Beneficiary	Issue Date	Undrawn Amount	Unreimbursed Drawings
		$	$

Total Outstanding Letters of Credit		$	$

Ratio of aggregate Collateral Value to Outstanding Letters of Credit:

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

Everest Reinsurance (Bermuda), Ltd.

By:          /S/ CHRISTOPHER S. DOWNEY

                Name:   Christopher S. Downey

                Title:      Managing Director and Chief Executive Officer

Signature Page to First Amendment to Standby Letter of Credit

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:          /S/ WILLIAM R. GOLEY

                Name:   William R. Goley

                Title:      Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:     /S/ WILLIAM R. GOLEY

       Name:           William R. Goley

       Title:              Managing Director

Signature Page to First Amendment to Standby Letter of Credit

SCHEDULE I

COLLATERAL BASE

Type of Security	Advance Rates
Cash (denominated in USD) or Certificate of Deposit	100%
Mutual Funds
Listed (on a nationally recognized U.S. exchange) Money Market Mutual Funds	90%
U.S. Fixed Income Mutual Funds (excluding high yield and tax exempt)	80%
U.S. Government Bills, Notes, and U.S. Government Sponsored Agency Securities(1)
Maturing in 5 years or less	95%
Maturing in more than 5 years	90%
High Grade U.S. Corporate/Municipal/Structured Fixed Income Securities (AA/Aa2 or better)
Maturing in 5 years or less	90%
Maturing in more than 5 years	85%
Intermediate Grade U.S. Corporate/Municipal/Structured Fixed Income Securities (BBB/Baa2 or better but worse than AA/Aa2)(2)
Maturing in 5 years or less	85%
Maturing in more than 5 years	80%
Commercial Paper
A1 or P1 Graded Commercial Paper	85%
A2 or P2 Graded Commercial Paper	80%

Notes:

(1)          U.S. Government Bills/Notes/Sponsored Agencies include: U.S. Treasury Bills, Notes, and Bonds; U.S. Government Agency and U.S. Government Sponsored Enterprise (GSE) Securities. Also included are Mortgage-Backed Securities (MBSs). GSE and MBS securities include Fannie Mae, Freddie Mac, Ginnie Mae, FHLB System Banks, and Federal Farm Credit Banks.

(2) Securities rated BBB or Baa2 shall not comprise greater than 20% of Collateral Value.

Signature Page to First Amendment to Standby Letter of Credit

EXHIBIT A

FORM OF

OFFICER’S COMPLIANCE CERTIFICATE

THIS CERTIFICATE is given pursuant to Section 7(c)(i) of the Standby Letter of Credit Agreement, dated as of February 23, 2021 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined), among Everest Reinsurance (Bermuda), Ltd., a company incorporated and existing under the laws of Bermuda (the “Account Party”), and Wells Fargo Bank, National Association (the “Bank”).

The undersigned hereby certifies that:

1.            He or she is the [Chief Executive Officer] [Chief Financial Officer] [Vice President—Finance] [Principal Accounting Officer] [Treasurer] [Assistant Treasurer] of the Account Party.

2.            Enclosed with this Certificate are copies of the financial statements of the Account Party and its Subsidiaries as of _____________, and for the [________-month period] [year] then ended, required to be delivered under Section 7(a) of the Credit Agreement.  Such financial statements have been prepared in accordance with GAAP [(subject to the absence of notes required by GAAP and subject to normal year-end adjustments)]  and present fairly, in all material respects, the financial condition of the Account Party and its Subsidiaries on a consolidated basis as of the date indicated and the results of operations of the Account Party and its Subsidiaries on a consolidated basis for the period covered thereby.

3.            The undersigned has reviewed the terms of the Credit Agreement and has made, or caused to be made under the supervision of the undersigned, a review in reasonable detail of the transactions and condition of the Account Party and its Subsidiaries during the accounting period covered by such financial statements.

4.            The examination described in paragraph 3 above did not disclose, and the undersigned has no knowledge of the existence of, any Default or Event of Default during or at the end of the accounting period covered by such financial statements or as of the date of this Certificate [, except as set forth below.

Describe here or in a separate attachment any exceptions to paragraph 4 above by listing, in reasonable detail, the nature of the Default or Event of Default, the period during which it existed and the action that Everest has taken or proposes to take with respect thereto].

5.            Attached to this Certificate as Annex A is a covenant compliance worksheet reflecting the computation of the financial covenants set forth in Section 8 of the Credit Agreement as of the last day of the period covered by the financial statements enclosed herewith.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the _______ day of _____________, ____.

EVEREST REINSURANCE (BERMUDA), LTD.

By:______________________________________

Name:____________________________________

Title:_____________________________________

ANNEX A

COVENANT COMPLIANCE WORKSHEET

A.  Minimum Total Shareholder’s Equity

(Section 8(a) of the Credit Agreement)

(1) Total Shareholder’s Equity as of the date of determination
a) Required:	$2,143,539,163.00
b) Actual:	$

Signature Page to First Amendment to Standby Letter of Credit

B.  Financial Strength Rating

(Section 8(b) of the Credit Agreement)

(1)  Has the Account Party maintained a financial strength rating by A.M. Best Company at all times from the date of the most recently delivered Officer’s Compliance Certificate to and including the date hereof?

	___ Yes	___ No
(2) Has the financial strength rating by A.M. Best Company for the Account Party been equal to or better than “B++” at all times during the period described in line (1) above?	___ Yes	___ No

Signature Page to First Amendment to Standby Letter of Credit

EXHIBIT B

FORM OF

COLLATERAL VALUE CERTIFICATE

____________, 20__

Wells Fargo Corporate Banking

550 South Tryon Street

MAC D1086-330

Charlotte, NC 28202

Attention: William R. Goley

Ladies and Gentlemen:

Reference is made to the Standby Letter of Credit Agreement, dated as of February 23, 2021, among Everest Reinsurance (Bermuda), Ltd., a company incorporated and existing under the laws of Bermuda (the “Account Party”), and Wells Fargo BaPnk, National Association (the “Bank”) (as amended or otherwise modified from time to time, the “Credit Agreement”).  Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

This Collateral Value Certificate is delivered pursuant to Section 7(e)(iii) of the Credit Agreement.  The date of this Collateral Value Certificate is _____________, 20__ (the “Certificate Date”).  Set forth on Attachment A is the computation of the Collateral Value of the Collateral and certain other information required by Section 7(e)(iii) of the Credit Agreement as of ______________, 20__ (the “Valuation Date”), calculated in accordance with the definition of “Collateral Value” contained in the Credit Agreement and the other provisions of the Credit Agreement (including Schedule I thereto).

The undersigned hereby certifies that (i) the information on Attachment A correctly sets forth the Collateral Value (in the aggregate and for each category of Collateral) and the Outstanding Letters of Credit as of the Valuation Date; (ii) the Outstanding Letters of Credit do not exceed the aggregate Collateral Value as of the Valuation Date; and (iii) nothing has come to the attention of the undersigned to cause the undersigned to believe that the Bank does not have a first priority perfected Lien on and security interest in the Collateral set forth on Attachment A as of the Certificate Date.

[Signature page to follow]

Signature Page to First Amendment to Standby Letter of Credit

ACCOUNT PARTY:

EVEREST REINSURANCE (BERMUDA), LTD.

By:  ____________________________________

       Name:

       Title:

Signature Page to First Amendment to Standby Letter of Credit

ATTACHMENT A

COLLATERAL VALUE OF THE COLLATERAL

Type of Security	Value	Advance Rates	Collateral Value
Cash (denominated in USD) or Certificate of Deposit	$________	100%	$________
Mutual Funds
Listed (on a nationally recognized U.S. exchange) Money Market Mutual Funds U.S. Fixed Income Mutual Funds (excluding high yield and tax exempt)	$________ $________	90% 80%	$________ $________
U.S. Government Bills, Notes, and U.S. Government Sponsored Agency Securities(1)
Maturing in 5 years or less	$________	95%	$________
Maturing in more than 5 years	$________	90%	$________
High Grade U.S. Corporate/Municipal/Structured Fixed Income Securities (AA/Aa2 or better)
Maturing in 5 years or less	$________	90%	$________
Maturing in more than 5 years	$________	85%	$________
Intermediate Grade U.S. Corporate/Municipal/Structured Fixed Income Securities (BBB/Baa2 or better but worse than AA/Aa2)(2)
Maturing in 5 years or less	$________	85%	$________
Maturing in more than 5 years	$________	80%	$________
Commercial Paper
A1 or P1 Graded Commercial Paper	$________	85%	$________
A2 or P2 Graded Commercial Paper	$________	80%	$________
Total Collateral Value			$________

Notes:

(1)          U.S. Government Bills/Notes/Sponsored Agencies include: U.S. Treasury Bills, Notes, and Bonds; U.S. Government Agency and U.S. Government Sponsored Enterprise (GSE) Securities. Also included are Mortgage-Backed Securities (MBSs). GSE and MBS securities include Fannie Mae, Freddie Mac, Ginnie Mae, FHLB System Banks, and Federal Farm Credit Banks.

(2) Securities rated BBB or Baa2 shall not comprise greater than 20% of Collateral Value.

Signature Page to First Amendment to Standby Letter of Credit

Outstanding Letters of Credit

Beneficiary	Issue Date	Undrawn Amount	Unreimbursed Drawings
		$________	$________

Total Outstanding Letters of Credit		$________	$________

Ratio of aggregate Collateral Value to Outstanding Letters of Credit: ____________

Signature Page to First Amendment to Standby Letter of Credit